Exhibit 99.1

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED AND ITS CONTROLLED ENTITIES

ABN 28 605 884 848

Financial Report for the Year Ended
31 March 2017

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
TABLE OF CONTENTS

Table of Contents

DIRECTORS' REPORT	1

AUDITOR'S INDEPENDENCE DECLARATION	14

CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME	15

CONSOLIDATED STATEMENT OF FINANCIAL POSITION	16

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY	17

CONSOLIDATED STATEMENT OF CASH FLOWS	18

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENT	19

DIRECTORS' DECLARATION	49

INDEPENDENT AUDIT REPORT	50

SHAREHOLDER INFORMATION	51

CORPORATE DIRECTORY	53

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
DIRECTORS' REPORT

DIRECTORS' REPORT
The Directors of Winha Commerce and Trade International Limited (the "Company") submit herewith the Financial Report on the Company and its controlled entities (the "Group") for the financial year ended 31 March 2017.
To comply with the provisions of the Corporations Act 2001, the Directors report as follows:
Directors
Details of the Directors of the Company in office at any time during or since the end of the financial year and at the date of this report are:
Mr Zhuowei Zhong	Executive Chairman

Experience and qualifications
Mr Zhuowei Zhong is the Chairman of Zhongshan WINHA Electronic Commerce Company Limited and holds an Executive Masters of Business Administration degree from Zhongshan University.

Mr Zhong has substantial experience in management, marketing and communications and corporate strategy.
His previous positions include Marketing Director of Zhongshan Science Cordyceps Products Co.Ltd. General Manager of Zhongshan New COSMOS Electrical Appliance Co., General Manager of Guangdong Guide Marketing Planning Co. Ltd.and Manager of Zhongshan WINHA Culture Media Co. Ltd.
Mr Zhong has been substantially involved in developing the WINHA Business model and, as the Chairman of Zhongshan WINHA, has been significantly involved in developing and implementing the strategic direction of Zhongshan WINHA,which operates the Retail Stores and oversees the Franchise Stores. Mr Zhong brings his experience in corporate strategy, marketing and business development to the Board of the Company.

Other Directorships in listed entities:	None

Former Directorships in listed entities in last 3 years:	None

Interests in shares and options:	51,870,000 ordinary shares

Mr Zhifei Huang	Executive Director and Chief Executive officer

Experience and qualifications
Mr Zhifei Huang studied at the Railway Mechanical School of Kunming and obtained an EMBA from Sun Yat-Sen University. Previous positions include Customer Service Manager of Guangzhou Kangpu Health Industry Co and Marketing Director of Guangzhou Hecai Educational Investment Group.

Since 2013, he has held the position of CEO of Zhongshan WINHA Electronic Commerce Company Limited. Mr Huang has deep experience in customer service, marketing and communications and business management.

As the CEO of Zhongshan WINHA, which operates the retail stores and contracts with suppliers, Franchisees and other third parties, Mr Zhifei Huang is substantially involved in the day to day operations of the company. Mr Zhifei Huang is therefore well versed in business management, marketing and communications and customer service. Mr Zhifei Huang brings this experience in management, communications and customer service to the Company.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
DIRECTORS' REPORT

Other Directorships in listed entities:	None

Former Directorships in listed entities in last 3 years:	None

Interests in shares and options:	2,880,000 ordinary shares

Mr Huiwen Huang	Non-Executive Director

Experience and qualifications:
Mr Huiwen Huang is a director of WINHA Electronic Commerce Company Limited. He holds a Bachelor of Law from Sun Yat-Sen University and an MBA from the School of Management at Sun Yat-Sen University. After working as a lecturer at Foshan Shunde Teachers College, he held positions as a Company Manager of the Gaoming District branch of China Life Insurance Company Ltd, a Manager of the China Unicom Gaoming Branch, and is the founder of Guangzhou Hongda Ceramic Co. Ltd. He has worked at WINHA Electronic Commerce Company Ltd since 2010. He is skilled in business management and corporate strategy.

As a law graduate, Mr Huiwen Huang assists Zhongshan WINHA in its legal affairs and also assists in developing the WINHA Group's corporate strategy. Mr Huiwen Huang brings his management experience to assist the Company in developing its business strategy.

Other Directorships in listed entities:	None

Former Directorships in listed entities in last 3 years:	None

Interests in shares and options:	Nil

Mr Nelson Lay	Non-Executive Director

Experience and qualifications:
Mr Nelson Lay is the managing director of Asia-United Food Service and was previously a director of Countrywide.
Asia-United Food Service was founded in 1978 and is now a major catering supplier and food distributor in the Northern Territory, with more than 60 employees and 100 of products.

He was a director of Countrywide, a national food distributor for 10 years. As a director of Countrywide, he was the chairman of purchasing advisory committee and assisted the purchasing team to negotiate with manufacturers and suppliers, and shaped corporate strategy.

Mr Nelson Lay's substantial experience in the Australia food industry, and particularly within the areas of food supply and distribution, will assist in the growth of the Company's Australian business operations.

Other Directorships in listed entities:	None

Former Directorships in listed entities in last 3 years:	None

Interests in Shares and options:	Nil

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
DIRECTORS' REPORT

Mr Peter Beer	Non-Executive Director
Experience and qualifications:
Mr. Peter Beer was previously Asia Pacific Senior Director at EMC Corporation, a major US-based provider of IT storage hardware solutions, and oversaw a 1,000 person team across 12 countries. Mr Beer holds a Bachelor of Arts from Monash University and a Graduate Diploma in Business Administration from Swinburne Institute.

Commencing his career at Shell before moving to Amdahl Corporation, Mr Peter Beer has previously held positions as an Asia-Pacific Senior Director of Professional Services, Asia-Pacific Pre-Sales Senior Director and Asia-Pacific Consulting Services Director for EMC Corporation, and Director of the Greater China Solutions Centres and Greater China Professional Services businesses.

After leaving EMC Corporation, Mr Beer taught English at Luoyang International School in Henan Province, China. Mr Beer has significant experience in team leadership, setting and managing budgets of up to AUS$200 million, building, implementing and monitoring governance systems and giving corporate presentations.

Having lived in China and Hong Kong for 18 years, Mr Peter Beer is also fluent in Mandarin, and his insight into Asian business markets is an asset to the Company.

Other Directorships in listed entities:	None

Former Directorships in listed entities in last 3 years:	None

Interests in shares and options:	Nil

The Hon. Andrew Thomson	Non-Executive Director

Experience and qualifications:
The Hon. Andrew Thomson is a special counsel for Lander & Rogers Lawyers and advisor to D1 Chemical Co. Ltd, a company headquartered in Japan. Holding a Bachelor of Arts and Bachelor of Laws from the University of Melbourne and a Master of Laws from Georgetown University, he commenced his career as a solicitor at Mallesons before holding the position of Investment Manager at GT Management (Japan) Ltd and Assistant Vice President of Compliance at Credit Suisse First Boston (Japan Ltd).
The Hon. Andrew Thomson has also held positions as a Member of the House of Representatives in the Australian Parliament, Parliamentary Secretary for Foreign Affairs, the Minister for Sport and Tourism, the Minister Assisting the Prime Minister for the Sydney Olympic Games and Chairman of the Joint Committee on Treaties and was previously a member of the New York Bar and the California Bar.
He is currently a director of Australia-Japan Energy Developments Pty Ltd, Australia-Japan Aquaculture Technology Pty Ltd and Pie Face Japan GK. He has previously been a Chairman of Athena Resources Ltd (ASX:AHN), Citadel Resource Group Ltd (ASX:CGL), Celamin Holdings NL (ASX:CNL) and is fluent in Japanese and Mandarin.
The Hon. Andrew Thomson's experience in public company governance, commercial law and financial services and investment management is an asset to the Company.

Other Directorships in listed entities:	None

Former Directorships in listed entities in last 3 years:	None

Interests in shares and options:	Nil

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
DIRECTORS' REPORT

Company Secretary
Mr J Stedwell	Company Secretary

Experience and qualifications:
Justyn Stedwell is a professional Company Secretary, with over 9 years' experience as a Company Secretary of ASX-listed companies in various industries including biotechnology, agriculture, mining and exploration, information technology and telecommunications.

Justyn's qualifications include a Bachelor of Commerce (Economics and Management) from Monash University, a Graduate Diploma of Accounting at Deakin University and a Graduate Diploma in Applied Corporate Governance at the Governance Institute of Australia.

He is currently Company Secretary at several ASX-listed companies, including Axxis Technology Group (ASX: AYG), Motopia Ltd (ASX: MOT), Rhinomed (ASX: RNO), Imugene Ltd (ASX: IMU), Australian Natural Proteins Ltd (ASX: AYB), Rectifier Technologies Ltd (ASX: RFT), Lanka Graphite Ltd (ASX: LGR) and WONHE Multimedia Commerce Ltd (WMC).

Meeting of Directors
The following table sets out the number of meetings of the Company's Directors during the year ended 31 March 2017 and the number of meetings attended by each Director.
DIRECTOR	BOARD MEETING
	Held	Attended
Mr Zhuowei Zhong	2	2
Mr Zhifei Huang	2	1
Mr Huiwen Huang	2	0
Mr Nelson Lay	2	2
Mr Peter Beer	2	2
The Hon. Andrew Thomson	2	1

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
DIRECTORS' REPORT

Principal Activities
Winha Commerce and Trade International Ltd was incorporated on 18 May 2015.  On 11 April 2016 the Company obtained control of C&V International Holding Company Ltd ("C&V International"), a company incorporated in the Cayman Islands, from its parent entity Sanmei International Investment Co., Ltd ("Sanmei"). C&V International owns the share capital of WINHA International Investment Holdings Company Ltd ("WINHA HK"), a company incorporated in Hong Kong. WINHA HK owns Shenzhen WANHA Information Technology Company Ltd and Zhongshan WINHA Electronic Commerce Company Limited, trading entities incorporated and operating in China.
Consequently, the comparative statement of profit or loss and comprehensive income or statement of cash flows presented in this financial report covers the period from 18 May 2015 to 31 March 2016.
The Group operates a business in China retailing specialty products through its self-operated stores, as well as franchises that operate using the Group's trade names, store styles and other resources.  The stores are supplemented by a restaurant business that also uses the Group's produce and trade names.
The WINHA business operates solely within the People's Republic of China.
Operating Results and Financial Position
During the period, the Group made a profit of $11.338 million after a tax expense of $9.174 million.  The result includes an impairment of assets related to the fruit orchards of $10.076 million.  These assets were acquired during the year and the bearer plants remain in the early stages of development.  However, the risks attached to the agricultural activities arising from the difficulty in reliably estimating future crop yields and wastage rates has resulted in the related assets being impaired after the completion of an impairment review.  Further detail of the review completed by the Group is included in note 2 to the financial report. The result for the year also includes equity accounted losses from the Group's investment in Flavours Fruit & Veg Pty Ltd of $1.071 million, and an impairment of the investment in Flavours of $1.164 million.  Further details of the impairment are also included in note 2 to the financial statements.
During the year the Group raised $7.366 million from an Initial Public Offering, net of issue costs.  Funds were used to expand the business in China to incorporate the growing of speciality produce for sale in the Group's operations
As a result of operations, the IPO and its investment in the agricultural operations, the Group's net assets are $42.282 million.  Current assets amount to $34.258 million, with gross assets of $47.023 million. The Group generated $10.380 million in cash from operations, with cash and cash equivalents closing at $16.275 million.
During the year the Group invested significantly in producing its own goods for sale in its operations, acquiring 10 year leases on 41 parcels of land, and planting a variety of crops, bearer plants and vegetables, as well as investing in equipment, greenhousing and other agricultural assets. The Group invested over $15 million in these assets, and a further $4 million in advanced lease payments of between 2 and 4 years annual rental payments.  As noted above, an impairment of $10.076 million has been recorded against these assets.
E-commerce
E-commerce operations generated profits after tax of RMB48.975 million ($9.664 million), from a revenue of RMB348.678 million ($68.801 million).  The operations incorporate the ordering via online and other direct methods for delivery of the Group's products. The operations incorporated franchising of the Group's products and supermarkets, generating RMB36.686 million ($7.238 million) in franchising revenue and royalties. The investment in produce has been incorporated within the E-commerce segment, resulting in net assets of RMB208.696 million ($39.617 million).
Supermarket
The Supermarket operations generated revenues of RMB19.381 million ($3.825 million), resulting in profits after tax of RMB4.274 million ($0.843 million).
Restaurant
The Restaurant operations generated revenues of RMB86.604 million ($17.089 million), and profits after tax of RMB23.839 million ($4.704 million). Included within the restaurant division are revenues generated by the Shaxi experience halls of RMB42.637 million ($8.413 million), and a profit after tax of RMB14.907 million (2.941 million).  The Shaxi assets were disposed of during the year, generating a profit on disposal of RMB0.857 million ($0.169 million).

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
DIRECTORS' REPORT

Each of the operating segments contributed to the Group's profitability and enabled investment in future opportunities for the Group.
Dividends
Subsequent to the year end the Company has announced a final dividend of $0.035179 (3.5179 cents) per share, to be paid on 31 August 2017.
Significant Change in State of Affairs
As outlined above, the Company completed the acquisition of the Winha Group of Companies from Sanmei International Holdings Co., Ltd and completed a listing to raise $7.366 million after costs to become a Group listed on the ASX.  The group also acquired a 49% interest in Flavours Fruit & Veg Pty Ltd, a company for $3 million with an option to secure the remaining 51% at a future date. The investment in agricultural assets is a vertical integration into the production of products for sale in the Group's existing operations. There are no further significant changes during the year.
After Balance Date Events
Dividend
On 1 June 2017, the Company announced that it would be paying a dividend of $0.035179 (3.5179 cents) per share, to be paid on 31 August 2017.
Escrow
On 9 June the Company announced that 20,880,000 ordinary shares that were in voluntary escrow were to be released on 5 July 2017.
Other
Other than the above the Board is not aware of any matter or circumstance not otherwise dealt with in these financial statements that has significantly or may significantly affect the operation of the Group, the results of those operations, or the state of affairs of the Group in subsequent financial years.
Future Developments
The Group's strategic focus remains: -
-	Development of producing its own speciality produce for wholesale and retail via its e-commerce platform and supermarket operation

-	Expanding the reach of its e-commerce platform throughout China

-	Expanding its range of products through the investment in Flavours Fruit & Veg Pty Ltd and purchase of Australian goods and produce.
Business Risk
The material risks faced by the Group that are likely to influence the financial prospects of the Group, and how the Group manages these risks include: -
1.	Business model and related industry risk
The Company specialises in retailing locally-produced specialty foods and beverages via retail stores, franchise stores and a supermarket, in conjunction with operating restaurants where consumers can sample such products. This business model is not a common one in China. The Company's underlying business model is therefore relatively unproven, and the profitability and sustainability of the business model is uncertain.
The retail and distribution of food and beverage products is subject to various risks, including the possibility that the WINHA Products may be found to be unsafe, attract insufficient consumer demand, be subject to manufacturing, supply, storage or distribution problems, be subject to problems with spoilage or perishability or be unable to compete effectively with other retailers in the Chinese market, which may adversely affect the performance of the WINHA Business.
The risk is managed by the Group's management continuing to review performance of each of its segments and anticipate where improvements will be required.  The Group's diversity of product and point of sale enables the Group to manage risk and growth.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
DIRECTORS' REPORT

2.	Agricultural risk
The WINHA Products include unprocessed fruits and vegetable products, the Group's and the suppliers' ability to supply the WINHA Products to Zhongshan WINHA or the Franchisees may be adversely affected by agricultural risks, including outbreaks of agricultural disease, extreme weather events, global warming, interruption in water supply and insect or vermin infestation, causing disruption to Zhongshan WINHA and the Franchisees' activities.
This risk is managed by Group's diversity and range of product offering and its ability to switch between products.
3.	Supply chain risk
Whilst the Company sources the WINHA Products from a range of suppliers, a large proportion of the WINHA Products are sourced from a single supplier, Lijiang Deyi Food Co Ltd (LDF) pursuant to a supply contract between Zhongshan WINHA and LDF. If LDF or its distribution agents are unable or unwilling to continue to supply Zhongshan WINHA with such WINHA Products or to fulfil their contractual obligations to Zhongshan WINHA, the supply of certain WINHA Products to Franchise Stores, Retail Stores, WINHA Supermarket and Experience Halls is likely to be disrupted, adversely affecting the WINHA Business.
The Company has addressed this risk by investing in the land and biological assets in order to produce its own organic produce.
4.
The Company is exposed to various economic, environmental and social sustainability risks. The Company has adopted a Risk Management Policy to assist with management of these risks, which is available on the Company's website.

Indemnity and Insurance of Officers
The Company has indemnified the directors and executives of the Company for costs incurred, in their capacity as a director or executive, for which they may be held personally liable, except where there is a lack of good faith.  During the financial year, the Company paid a premium in respect of a contract to insure the directors and officers of the Company against a liability to the extent permitted by the Corporations Act 2001. The contract of insurance prohibits disclosure of the nature of liability and the amount of the premium.
Indemnity and Insurance of Auditor
The Company has not, during or since the financial year, indemnified or agreed to indemnify the auditor of the Company or any related entity against a liability incurred by the auditor.  During the financial year, the Company has not paid a premium in respect of a contract to insure the auditor of the Company or any related entity.
Environmental Regulations
The operations of the Group in Australia and PRC are not subject to any particular or significant environmental regulation under a law of the Commonwealth or of a State or Territory in Australia or PRC.
Shares under Option or Issued on Exercise of Options
The Company has no shares under option.  No shares were issued during the year upon the exercise of options.
Proceedings on Behalf of the Company
No person has applied for leave of the Court under Section 327 of the Corporations Act 2001 to bring proceedings on behalf of the Company or intervene in any proceedings to which the Company is a party for the purpose of taking responsibility on behalf of the Company for all or any part of those proceedings.  The Company was not a party to any proceedings during the year.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
DIRECTORS' REPORT

REMUNERATION REPORT (AUDITED)
The remuneration report, which has been audited, outlines the Director and executive remuneration arrangements for the Group, in accordance with the requirements of the Corporations Act 2001 and its Regulations.
A. Principles Used to Determine the Nature and Amount of Remuneration
The performance of the Group depends upon the quality of its Directors and Executives. To prosper, the Company must attract, motivate and retain highly skilled Directors and Executives. To that end, the Company embodies the following principles in its remuneration framework:

•	Provide competitive rewards to attract high calibre executives;

•	Focus on creating sustained shareholder value;

•	Placing a portion of executive remuneration at risk, dependent upon meeting predetermined performance benchmarks; and

•	Differentiation of individual rewards commensurate with contribution to overall results and according to individual accountability, performance and potential.
The Board's policy for determining the nature and amount of remuneration for Key Management Personnel ("KMP") for the Group is based on the following:

-	The remuneration policy is to be developed and approved by the Board after professional advice is sought from independent external consultants (where applicable).

-	All KMP receive a base salary (which is based on factors such as length of service and experience), superannuation, fringe benefits and performance incentives.

-	Performance incentives (in the form of a cash bonus) are generally only paid once predetermined key performance indicators (KPIs) have been met.

-	No share based/options incentives are offered to KMP.

-
The Board, which also serves as the remuneration committee, reviews the remuneration packages annually by reference to the Group's performance, executive performance and comparable information from industry sectors.

All remuneration paid to KMP is valued at the cost to the Group and expensed.
KMP or closely related parties of KMP are prohibited from entering hedge arrangements that would have the effect of limiting the risk exposure relating to their remuneration. In addition, the Board's remuneration policy prohibits Directors and KMP from using the company's shares as collateral in any financial transaction.
Engagement of remuneration consultants
During the year, the Company did not engage any remuneration consultants.
Remuneration Structure
The structure of Non-Executive Director, Executive Director and Senior Manager remuneration is separate and distinct.
Non-Executive Director Remuneration
The Board's policy is to remunerate Non-Executive Directors at market rates for time, commitment and responsibilities. The Board determines payments to the non-executive directors and reviews their remuneration annually, based on market practice, duties and accountability. Independent external advice is sought when required. The maximum aggregate amount of fees that can be paid to Non-Executive Directors is subject to approval by shareholders.
Each Director receives a fee for being a Director of the Company.
Senior Management and Executive Director Remuneration
The Company aims to reward Executives with a level and mix of remuneration commensurate with their position and responsibilities within the Company to:
▪	Reward Executives for company, business unit and individual performance against targets set by reference to appropriate benchmarks;

▪	Align the interests of Executives with those of shareholders;

▪	Link reward with the strategic goals and performance of the Company;

▪	Ensure total remuneration is competitive by market standards; and

▪	Executive remuneration is designed to support the Company's reward philosophies and to underpin the Company's growth strategy. The program comprises the following available components:

• Fixed remuneration component

• Variable remuneration component including cash bonuses paid.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
DIRECTORS' REPORT

Fixed Remuneration
The level of fixed remuneration is set to provide a base level of remuneration which is both appropriate to the position and is competitive in the market.  The fixed (primary) remuneration is provided in cash.
Variable Remuneration
The performance of KMP is measured against criteria agreed annually with each Executive. All bonuses and incentives must be linked to predetermined performance criteria. The policy is designed to attract the highest calibre of executives and reward them for performance results leading to long-term growth in shareholder wealth.
The objective of the STl program is to link the achievement of the Company's operational targets with the remuneration received by the executives charged with meeting those targets.  The total potential STI available is set at a level to provide sufficient incentive to achieve the operational targets and such that the cost to the Company is reasonable.
Actual STI payments granted depend on the extent to which specific operating targets are met.  The operational targets consist of a number of Key Performance Indicators (KPIs) covering both financial and non-financial measures of performance.
On an annual basis, the individual performance of each executive is rated and taken into account when determining the amount, if any, of the short-term incentive pool allocated to each executive.  The aggregate of annual STI payments available for executives across the Company are usually delivered in the form of a cash bonus.
B. Details of Remuneration
Details of the remuneration of the Directors, other key management personnel (defined as those who have the authority and responsibility for planning, directing and controlling the major activities of the Group) are set out in the tables on page 10.
Key Management Personnel - Directors and Executives
The key management personnel ("KMP") of the Group consisted of the following Directors and executives:
Position
Non-Executive Directors
The Hon Andrew Thomson	Non-Executive Director
Peter Beer	Non-Executive Director
Nelson Lay	Non-Executive Director
Huiwen Huang	Non-Executive Director

Executive Directors
Zhuowei Zhong	Executive Chairman
Zhifei Huang	Executive Director and Chief Executive Officer

Executives
Justyn Stedwell	Company Secretary
Key Management Personnel – Service Agreements
Non-executive Directors (The Hon Andrew Thomson, Peter Beer, Nelson Lay and Huiwen Huang)

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
DIRECTORS' REPORT

The key terms of the non-executive directors of Winha Commerce and Trade International Limited are the same, and the key terms are as follows: -
•	The term of the contract is not limited. The Directors will, according with provisions of the Company's constitution stand for re-election at AGM's by rotation;

•
Directors' responsibilities extend to duties required by the Company's constitution and Corporations Act, and as directed by the Board, and include at a minimum attendance at Board Meetings and General Meetings of the Company;

•	Directors' fees of $40,000 per annum, including superannuation if applicable and entitlement to reclaim any expenses reasonably incurred in the course of carrying out duties of a director;

•	The agreement shall be terminated by in writing or by mutual consent.
Executive Directors' Agreements (Zhuowei Zhong and Zhifei Huang)
The key terms of the executive directors of Winha Commerce and Trade International Limited are the same, and are the same as the non-executive director agreements.
Employment contracts - Zhuowei Zhong and, Zhifei Huang
Zhongshan WINHA Electronic Commerce Co., Ltd has entered into Employment contracts with both Zhuowei Zhong and Zhifei Huang.  The key terms of the contracts are as follows:

Zhuowei Zhong
-	Position of Chairman;

-	Salary of RMB120,000 per annum, plus pension and other benefits;

-	Commenced on 29 April 2016 and effective for 3 years;

-	Agreement can be terminated in writing by either party or by mutual consent;

-	Chairman can participate in profit shares or bonuses agreed upon by the Company.

Zhifei Huang
-	Position of Chief Executive Officer;

-	Salary of RMB108,000 per annum, plus pension and other benefits;

-	Commenced on 5 April 2016 and effective for 3 years;

-	Agreement can be terminated in writing by either party or by mutual consent;

-	CEO can participate in profit shares or bonuses agreed upon by the Company.

Service Agreement – Huiwen Huang
Zhongshan WINHA Electronic Commerce Co., Ltd has entered into a service agreement with Huiwen Huang to act as legal director of the company.  The key terms are as follows:

-	Fees of RMB90,000 per annum, plus other benefits;

-	Commenced on 3 June 2015 and effective for 3 years;

-	Agreement can be terminated in writing by either party or by mutual consent;

-	Huiwen Huang can participate in profit shares or bonuses agreed upon by the Company
Details of Remuneration for the Year ended 31 March 2017
The individual remuneration for key management personnel of the Group during the year was as follows:

	SHORT TERM EMPLOYMENT BENEFITS			POST EMPLOYMENT	TOTAL
	Cash Salary and Fees	Leave provision	Cash Bonus	Superannuation Contributions
	$	$	$	$	$
Non – Executive Directors
The Hon Andrew Thomson	13,332	-	-	-	13,332
Peter Beer	16,666	-	-	-	16,666
Nelson Lay	16,332	-	-	-	16,332
Huiwen Huang*	18,565	-	1,480	-	20,045
Sub-Total	64,895	-	1,480	-	66,375
Executive Directors
Zhuowei Zhong*	25,497	-	1,973	3,348	30,818
Zhifei Huang*	31,605	-	1,776	1,254	34,635
Sub-Total	57,102	-	3,749	4,602	65,453
Other KMP
Justyn Stedwell	8,250	-	-	-	8,250
Sub-Total	8,250	-	-	-	8,250

Total	130,247	-	5,229	4,602	140,078
* Amounts paid in RMB, and translated at average rates for the year
Details of Remuneration for the Period ended 31 March 2016
No fees were paid to directors or executives in the period ended 31 March 2016.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
DIRECTORS' REPORT

Bonuses included in remuneration
Directors of Zhongshan WINHA Electronic Commerce Co., Ltd received payments as part of a bonus pool distributed to all employees of the company from the 2016 company profits.
The proportion of remuneration linked to performance and the fixed proportion are as follows:

	Fixed Remuneration		At risk – STI		At risk – LTI
	Year Ended 31 Mar 2017	Year Ended 31 Mar 2016	Year Ended 31 Mar 2017	Year Ended 31 Dec 2013	Year Ended 31 Mar 2017	Year Ended 31 Dec 2013

Non-Executive Directors
The Hon Andrew Thomson	100%	-	-	-	-	-
Peter Beer	100%	-	-	-	-	-
Nelson Lay	100%	-	-	-	-	-
Huiwen Huang	92.6%	-	7.4%	-	-	-
Executive Directors
Zhuowei Zhong*	93.6%	-	6.4%	-	-	-
Zhifei Huang*	94.9%	-	5.1%	-	-	-
Executives
Justyn Stedwell	100%	-	-	-	-	-

C. Share Based Compensation
No new shares or options were issued to Directors and other key management personnel as part of compensation during the year ended 31 March 2017 (2016: Nil).
There was no share based payments as part of remuneration during the year ended 31 March 2017 (2016: Nil).
D. Additional Information
The remuneration policy has been tailored to increase goal congruence between shareholders, directors and executives. The chosen method to achieve this aim is being a performance-based bonus based on KPIs. The Company believes this policy will be effective in increasing shareholder wealth. The earnings of the Group for the reporting periods to 31 March 2017 are summarised below, along with details that are considered to be factors in shareholder returns:

	31 Mar 2017	31 Mar 2016*

Revenue ($000)	89,715	-
Net profit /(loss) after tax ($000)	11,338	(418)

Share price at period end $	0.475	N/A
Dividend – Final (cents per share)	3.5179	N/A

* Pre-consolidation and pre-listing results.  No share price as no shares traded at 31 March 2016.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
DIRECTORS' REPORT

E. Additional Information in relation to key management personnel shareholdings

Ordinary shares held in Winha Commerce and Trade International Limited (number) 31 March 2017	Balance 1 April 2016	Issued as Remuneration	Acquisition of Winha and IPO	Other changes	Balance 31 March 2017
Directors
The Hon Andrew Thomson	-	-	-	-	-
Peter Beer	-	-	-	-	-
Nelson Lay	-	-	-	-	-
Huiwen Huang	-	-	-	-	-
Zhuowei Zhong(1)	-	-	51,840,000	30,000	51,870,000
Zhifei Huang	-	-	2,880,000	-	2,880,000

Other KMP
Justyn Stedwell	-	-	-	-	-
	-	-	54,720,000	30,000	54,750,000

(1)
Sanmei International Investments Co. Ltd holds 43,200,000 ordinary shares in the Company. Sanmei International Investments Co., Ltd is owned 100% by WINHA International GroupLimited, which is 70% owned by Pilot International Investment Company Ltd, which is 100% owned by Mr Zhuowei Zhong. Mr Zhong therefore controls these 43,200,000 ordinary shares.

Ms Xinxi Zhong, Mr Zhong's daughter, holds 3,600,000 shares in the Company. Therefore, Mr Zhong holds an indirect interest in 3,600,000 shares in the Company.
F. LOANS FROM KMP
Loans provided by entities related to Mr Zhuowei Zhong amounted to $40k.

31 Mar 2017 $000

Opening balance	-
Loans advance	40
Loans repaid	-
Interest charged	-
Foreign exchange variance	-
Balance at the end of the period	40
The loan is repayable at call and interest free.
There were no transactions conducted between the Group and Key Management Personnel or their related parties, apart from those disclosed above relating to equity, compensation and loans.
This concludes the remuneration report, which has been audited.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
DIRECTORS' REPORT

Non-Audit Services
During the year HLB Mann Judd, the Company's auditor, has performed certain other services in addition to their statutory duties.  The Directors are satisfied that the provision of these non-audit services by the auditor (or by another person or firm on the auditor's behalf) is compatible with the general standard of independence for auditors imposed by the Corporations Act 2001.  Details of amounts paid or payable are as follows:
	2017 $	2016 $
Auditing the financial report	37,863	12,500
Non-audit services
- Independent Accountants Report and IPO related services	72,911	53,540
- Due diligence in acquisition of investment	10,000	-
- Tax compliance and other	1,700	-
	122,474	66,040
The Directors are of the opinion that the services as disclosed above do not compromise the external auditor's independence for the following reasons:
•	All non-audit services have been reviewed and approved by the Board to ensure that they do not impact the integrity and objectivity of the auditor, and

•
None of the services undermine the general principles relating to auditor independence as set out in APES 110 Code of Ethics for Professional Accountants issued by the Accounting Profession and Ethical Standards Board, including reviewing or auditing the auditor's own work, acting in a management or decision making capacity for the Company, acting as an advocate for the Company or jointly sharing economic risks and rewards.

Auditor's Independence Declaration
A copy of the auditor's independence declaration as required under section 307C of the Corporations Act 2001 is included at page 15 of the Financial Report.
Auditor
HLB Mann Judd continues in accordance with section 327 of the Corporations Act 2001.  There are no officers of the Company who are former audit partners of HLB Mann Judd.
Rounding
The amounts contained in this report and in the financial report have been rounded to the nearest $1,000 (where rounding is applicable) under the option available to the company under ASIC Corporations (Rounding in Financial/Directors' Reports) Instrument 2017/191.  The company is an entity to which the Class Order applies. Amounts in the directors' report have been rounded off in accordance with the Class Order to the nearest thousand dollars, or in certain cases, to the nearest dollar.
Corporate Governance
In recognising the need for the highest standards of corporate behaviour and accountability, the Directors support the principles of Corporate Governance.  The Group continued to follow best practice recommendations as set out by the ASX Corporate Governance Council.  Where the Group has not followed best practice for any recommendation, explanation is given in the Corporate Governance Statement. The Company's Corporate Governance statement is available on the Company's website at http://www.auwinha.com/index.html.

Signed in accordance with a resolution of the Directors made pursuant to s.298 (2) of the Corporations Act 2001.
On behalf of the Directors

Zhuowei Zhong
Chairman
3 July 2017

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
AUDITORS' INDEPENDENCE DECLARATION

AUDITOR'S INDEPENDENCE DECLARATION

As lead auditor for the audit of Winha Commerce and Trade International Limited for the period ended 31 March 2017, I declare that to the best of my knowledge and belief, there have been:
(a)	no contraventions of the auditor independence requirements of the Corporations Act 2001 in relation to the audit; and
(b)	no contraventions of any applicable code of professional conduct in relation to the audit.
This declaration is in respect of Winha Commerce and Trade International Limited and the entities it controlled during the period.

Partner
HLB

3 July 2017
Melbourne

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME
FOR THE YEAR ENDED 31 MARCH 2017

	Note	2017 $'000	Period from 18 May 2015 to 31 March 2016 $'000
Continuing operations
Revenue from sale of goods	4	89,715	-
Cost of goods sold		(50,147)	-
		39,568

Other income	4	181	6

Share of losses arising from associate	11	(1,071)	-

Selling expenses		(2,467)	-
General and administrative expenses		(3,373)	(12)
Corporate expenses		(820)	(265)
Financial expenses		(177)	(147)
Impairment of non-current assets	5	(11,240)	-
Other expenses		(89)	-
Profit/(loss) before income tax		20,512	(418)
Income tax expense	6	(9,174)	-
Net Profit/(loss) for the period		11,338	(418)

Other Comprehensive income/(loss)
Items that may be reclassified to profit or loss in the future:
Exchange differences on translation of foreign operations		(1,814)	-
Other comprehensive loss net of tax		(1,814)	-

Total comprehensive income/(loss)		9,524	(418)
Net Profit/(loss) for the period is attributable to:
Non-controlling interest		-	-
Owners of Winha Commerce and Trade International Limited		11,338	(418)
		11,338	(418)
Total comprehensive income/(loss) for the year is attributable to:
Non-controlling interest		-	-
Owners of Winha Commerce and Trade International Limited		9,524	(418)
		9,524	(418)

Basic earnings per share (cents per share)	26	15.01	-
Diluted earnings per share (cents per share)	26	15.01	-

The above statement should be read in conjunction with the accompanying notes.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
FOR THE YEAR ENDED 31 MARCH 2017

	Note	2017 $'000	2016 $'000
Current Assets
Cash and cash equivalents	7	16,275	-
Trade and other receivables	8	16,198	2
Inventory	9	231	-
Prepayment	10	1,554	66
Related party loan	17	-	7,500
Total Current Assets		34,258	7,568

Non-Current Assets
Equity accounted investment	11	765	-
Property, plant and equipment	12	8,164	-
Intangible assets		4	-
Prepayments	10	1,408	-
Total Non-Current Assets		10,341	-
Total Assets		44,599	7,568

Current Liabilities
Trade and other payables	13	614	43
Related party loans	16	40	300
Borrowings	15	-	7,643
Revenue in advance	14	609	-
Income tax payable	6	3,478	-
Total current liabilities		4,741	7,986
Total Liabilities		4,741	7,986
Net Assets/(liabilities)		39,858	(418)

Equity
Issued capital	17	7,366	-
Retained earnings/(Accumulated losses)		10,272	(418)
Statutory reserve fund		1,723	-
Other reserves	18	20,497	-
Total Equity		39,858	(418)

The above statement should be read in conjunction with the accompanying notes.

17
WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE YEAR ENDED 31 MARCH 2017

	Issued capital	Accumulated Losses	Statutory reserve	Other reserve	Total
	$ '000	$ '000	$ '000	$ '000	$ '000

At 18 May 2015	-	-	-	-	-

Loss for the period	-	(418)	-	-	(418)
Other comprehensive loss	-	-	-	-	-
Total comprehensive loss for the period	-	(418)	-	-	(418)

As at 31 March 2016	-	(418)	-	-	(418)

	Issued capital	Retained earnings	Statutory reserve	Other reserve	Total
	$ '000	$ '000	$ '000	$ '000	$ '000

At 1April 2016	-	(418)	-	-	(418)

Profit for the period	-	11,338	-	-	11,338
Othercomprehensive income	-	-	(8)	(1,806)	(1,814)
Total comprehensive income for the period	-	11,338	(8)	(1,806)	9,524

Appropriation of statutory reserve	-	(648)	648

Transactions with owners in their capacity as owners:
Issue of shares	7,366	-	-	-	7,366
Acquisition by WQW (note 18)	-	-	1,083	22,303	23,386

As at 31 March 2017	7,366	10,272	1,723	20,497	39,858

The above statement should be read in conjunction with the accompanying notes.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 31 MARCH 2017

	Note	2017 $'000	Period from 18 May 2015 to 31 March 2016 $'000
Cash flows from operating activities

Receipts from customers		75,558	-
Payments to suppliers and employees		(57,066)	(302)
Interest received		12	-
Interest and other finance costs paid		(49)	(4)
Income and other taxes paid		(8,075)	-
Net cash provided by/(used in) operating activities	25	10,380	(306)

Cash flows from investing activities

Payments for purchase of property, plant & equipment		(17,596)	-
Proceeds from disposal of property, plant & equipment		949	-
Payments for equity accounted investments		(3,000)
Net cash acquired on acquisition of WINHA		28,142	-
Net cash provided by investing activities		8,495	-

Cash flows from financing activities
Proceeds from issue of shares		8,495	-
Cost of issuing shares		(1,129)	-
Advances from related parties		-	306
Loans advanced to related parties		-	(7,500)
Proceeds from borrowings		-	7,500
Repayment of borrowings		(7,745)	-
Net cash (used in)/provided by financing activities		(379)	306

Net increase in cash held		18,496

Cash and cash equivalents at the beginning of the year		-	-
Effects of exchange changes on the balances held in foreign currencies		(2,221)	-
Cash and cash equivalents at the end of the year	7	16,275	-

The above statement should be read in conjunction with the accompanying notes.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENT
1.          BASIS OF PREPARATION
These financial statements are general purpose financial statements that have been prepared in accordance with Australian Accounting Standards, Australian Accounting Interpretations and the Corporations Act 2001, as appropriate for profit oriented entities.
The financial statements cover the Company and its controlled entities as a group for the financial year ended 31 March 2017.  The comparative financial information is for the period from 18 May 2016 to 31 March 2016.  The Company is a company limited by shares, incorporated and domiciled in Australia.
Separate financial statements for the Company as an individual entity are no longer presented as a consequence of a change to the Corporations Act 2001, however limited financial information for the Company as an individual entity is included in Note 19.  Except for the Statement of Cash Flows, the financial statements have been prepared on the accruals basis.
The following is a summary of material accounting policies adopted by the Group in the preparation and presentation of the financial statements.  The accounting policies have been consistently applied, unless otherwise stated.
The financial statements were authorised for issue by the Directors on 3 July 2017.
The Group's principle activities are the retail of specialist goods, supermarket operation and franchising and restaurant operations.
(a)	Basis of Preparation of the Financial Statements
Compliance with IFRS
The financial statements comply with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).
Historical Cost Convention
The financial statements have been prepared under the historical cost convention, modified where appropriate by the measurement of fair value of selected non-current assets.  All amounts are presented in Australian dollars unless otherwise noted.
(b)	Principles of Consolidation
The consolidated financial statements are those of the Group, comprising the parent entity and its controlled entities as defined in Accounting Standard AASB 10 'Consolidated Financial Statements'.  Control is achieved when the Company:
•	Has power over the investee;
•	Is exposed, or has rights, to variable returns from its involvement with the investee; and
•	Has the ability to use its power to affect its returns.
The Company reassess whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.
Details of the controlled entities are contained in Note 20(b).
Financial statements for controlled entities are prepared for the same reporting period as the parent entity.  Controlled entities are fully consolidated from the date on which control is transferred to the Group and cease to be consolidated from the date on which control is transferred out of the Group.  Adjustments are made to bring into line any dissimilar accounting policies which may exist.
All inter-company balances and transactions, including any unrealised profits or losses have been eliminated on consolidation.
Non-controlling interests in the equity and results of the entities that are controlled are shown separately in the consolidated financial statements.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

(c)	Business Combinations
A business combination is accounted for by applying the acquisition method, unless it is a combination involving entities or businesses under common control. The business combination is accounted for from the date that control is attained, whereby the fair value of the identifiable assets acquired and liabilities (including contingent liabilities) assumed is recognised (subject to certain limited exceptions).  All transaction costs incurred in relation to business combinations, other than those associated with the issue of a financial instrument, are recognised as an expense in profit or loss when incurred.
The Group recognises identifiable assets acquired and liabilities assumed in a business combination regardless of whether they have been previously recognised in the acquiree's financial statements prior to the acquisition.  Assets acquired and liabilities assumed are generally measured at their acquisition-date fair values.
Business combinations occur where an acquirer obtains control over one or more businesses.
In respect of the acquisition of C&V International Holding Co., Ltd during the period, as the ultimate controlling party prior to the acquisition remained the ultimate controlling party of the Group post acquisition, these transactions are deemed to be between entities under common control. As a 'transaction between entities under common control' the acquisition does not meet the definition of a business combination as per AASB 3 Business Combinations. As a result, the Company has incorporated the assets and liabilities of the entities acquired at their pre-combination carrying amounts without fair value uplift. This accounting is applied on the basis that there has been no substantive economic change. No goodwill has been recorded as part of the transaction, instead, any difference between the cost of the transaction and the carrying value of the net assets acquired has been recorded in equity. Refer to note 18 for details of the transaction.
(d)	Foreign Currency
Functional and Presentation Currency
The financial statements of each group entity are measured using its functional currency, which is the currency of the primary economic environment in which that entity operates. The consolidated financial statements are presented in Australian dollars, as this is the parent entity's functional and presentation currency.
Transactions and Balances
Transactions in foreign currencies of entities within the Group are translated into functional currency at the rate of exchange ruling at the date of the transaction.
Foreign currency monetary items that are outstanding at the reporting date (other than monetary items arising under foreign currency contracts where the exchange rate for that monetary item is fixed in the contract) are translated using the spot rate at the end of financial year.
Resulting exchange differences arising on settlement or re-statement are recognised as revenues and expenses for the financial year.
Group Companies
The financial statements of foreign operations whose functional currency is different from the Group's presentation currency are translated as follows:
•	Assets and liabilities are translated at year-end exchange rates prevailing at that reporting date;
•	Income and expenses are translated at average exchange rates for the year; and
•	All resulting exchange differences are recognised as a separate component of equity.
Exchange differences arising on translation of foreign operations are transferred directly to the Group's foreign currency translation reserve as a separate component of equity in the consolidated statement of financial position.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

(e)	Revenue Recognition
Revenue is measured at the fair value of consideration received or receivable after taking into account any trade discounts and volume rebates allowed. Any consideration deferred is treated as the provision of finance and is discounted at a rate of interest that is generally accepted in the market for similar arrangements. The difference between the amount initially recognised and the amount ultimately received is interest revenue.
The Company recognises revenue from the following channels:
-
Retail stores – The Company recognises sales revenue from its retail stores, net of sales taxes and estimated sales returns at the time it sells merchandise to the customer. Customer purchases of shopping cards are not recognised as revenue until the card is redeemed and the customer purchases merchandise by using the shopping cards.

-
E-Commerce sales – Revenue from the sale of products is recognised upon delivery to customers provided that there are no uncertainties regarding customer acceptance, there is persuasive evidence of an arrangement, the sales price is fixed and determinable.

Zhongshan WINHA grants certain commercial customers limited rights to return products and provides price protection for inventories held by resellers at the time of published price reductions. Zhongshan WINHA establishes an estimated allowance for future product returns based upon historical return experience when the related revenue is recorded and provides for appropriate price protection reserves when pricing adjustments are approved.
Per Zhongshan WINHA's return policy, customers can return their merchandise in the original box and/or packaging within 7 days.
Franchise revenue
Management fees and royalties derived from franchise arrangements are recognised in accordance with the pattern of economic benefits outlined in franchise agreements.  Amounts derived from operating licences are recognised over the period of the licence, whilst amounts generated from the sale of the Group's produce are recognised at the point the Group is entitled to receive the revenue generated.
Restaurant revenue
Revenue relating to the sale of goods at restaurants is recognised at the point of sale.
Interest revenue is recognised using the effective interest method, which for floating rate financial assets is the rate inherent in the instrument.
Dividend revenue is recognised when the right to receive a dividend has been established. Dividends received from associates and joint ventures are accounted for in accordance with the equity method of accounting.
When goods are sold together with customer loyalty incentives, the consideration receivable is allocated between the sale of goods and sale of incentives based on their fair values. Revenue from sales of incentives is recognised when incentives are redeemed by customers in exchange for products supplied by the Group.
Revenue is recognised net of applicable goods and services taxes.
(f)	Operating expenses
Operating expenses are recognised in profit or loss upon utilisation or at the date of their origin.
(g)	Borrowing costs
Borrowing costs directly attributable to the acquisition, construction or production of a qualifying asset are capitalised during the period of time that is necessary to complete and prepare the asset for its intended use or sale.  Other borrowing costs are expensed in the period in which they are incurred and reported in finance costs.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

(h)	Income Taxes
Current income tax expense is the tax payable on the current year's taxable income based on the applicable income tax rate adjusted by changes in deferred tax assets and liabilities.
Current income tax assets and/or liabilities comprise those obligations to, or claims from, the Australian Taxation Office (ATO) and other fiscal authorities relating to the current or prior reporting periods that are unpaid at the reporting date. Current tax is payable on taxable profit, which differs from profit or loss in the financial statements. Calculation of current tax is based on tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period.
Deferred tax assets and liabilities are calculated, without discounting, at tax rates that are expected to apply to their respective period of realisation, provided they are enacted or substantively enacted by the end of the reporting period.
A balance sheet approach is adopted under which deferred tax assets and liabilities are recognised for temporary differences between the tax bases of assets and liabilities and their carrying amounts in the financial statements.  No deferred tax asset or liability is recognised if it arose in a transaction, other than a business combination, that at the time of the transaction did not affect either accounting or taxable profit or loss.
Deferred tax assets are recognised for temporary differences and unused tax losses only when it is probable that future taxable amounts will be available to utilise those temporary differences and losses.  Current and deferred tax balances attributable to amounts recognised directly in equity are also recognised directly in equity.
Cayman Islands
C&V International Holdings Company Limited is incorporated in the Cayman Islands and is governed by the income tax laws of Cayman Islands. According to current Cayman Islands income tax law, the applicable income tax rate for the Company is 0%.
Hong Kong
WINHA International Investment Holdings Company Limited is incorporated in Hong Kong. Pursuant to the income tax laws of Hong Kong, the Company is not subject to tax on non‑Hong Kong source income.
PRC
Shenzhen WANHA, WINHA Restaurant, Zhongshan WINHA and Zhongshan Supermarket are subject to an Enterprise Income Tax at 25% and each files its own tax return.
(i)	Cash and Cash Equivalents
Cash and cash equivalents include cash on hand and at banks, short-term deposits with an original maturity of three months or less held at call with financial institutions, and bank overdrafts.
(j)	Trade and Other Receivables
Trade and other receivables include amounts due from customers for goods sold and services performed in the ordinary course of business. Receivables expected to be collected within 12 months of the end of the reporting period are classified as current assets. All other receivables are classified as non‑current assets.
Trade and other receivables are initially recognised at fair value and subsequently measured at amortised cost using the effective interest method, less any provision for impairment.
(k)	Inventories
Inventories are measured at the lower of cost and net realisable value. The cost of merchandise and food products includes direct materials and direct labour. Overheads are applied based on normal operating capacity.  Costs are assigned on the basis of weighted average costs.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

(l)	Leases
Leases of fixed assets, where substantially all the risks and benefits incidental to the ownership of the asset – but not the legal ownership – are transferred to entities in the consolidated group, are classified as finance leases.
Finance leases are capitalised by recognising an asset and a liability at the lower of the amounts equal to the fair value of the leased property or the present value of the minimum lease payments, including any guaranteed residual values. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.
Leased assets are depreciated on a straight‑line basis over the shorter of their estimated useful lives or the lease term.
Lease payments for operating leases, where substantially all the risks and benefits remain with the lessor, are recognised as expenses on a straight‑line basis over the lease term.
Lease incentives under operating leases are recognised as a liability and amortised on a straight‑line basis over the life of the lease term
(m)	Investments in Associates
An associate is an entity over which the Group has significant influence. Significant influence is the power to participate in the financial and operating policy decisions of the entity but is not control or joint control of those policies. Investments in associates are accounted for in the consolidated financial statements by applying the equity method of accounting, whereby the investment is initially recognised at cost (including transaction costs) and adjusted thereafter for the post-acquisition change in the Group's share of net assets of the associate. In addition, the Group's share of the profit or loss of the associate is included in the Group's profit or loss.
The carrying amount of the investment includes, when applicable, goodwill relating to the associate. Any discount on acquisition, whereby the Group's share of the net fair value of the associate exceeds the cost of investment, is recognised in profit or loss in the period in which the investment is acquired.
Profits and losses resulting from transactions between the Group and the associate are eliminated to the extent of the Group's interest in the associate.
When the Group's share of losses in an associate equals or exceeds its interest in the associate, the Group discontinues recognising its share of further losses unless it has incurred legal or constructive obligations or made payments on behalf of the associate. When the associate subsequently makes profits, the Group will resume recognising its share of those profits once its share of the profits equals the share of the losses not recognised.
(n)	Property, Plant and Equipment
Plant and equipment are measured on the cost basis and are therefore carried at cost less accumulated depreciation and any accumulated impairment losses. In the event the carrying amount of plant and equipment is greater than the estimated recoverable amount, the carrying amount is written down immediately to the estimated recoverable amount and impairment losses are recognised either in profit or loss or as a revaluation decrease if the impairment losses relate to a revalued asset. A formal assessment of recoverable amount is made when impairment indicators are present.
The cost of fixed assets constructed within the consolidated group includes the cost of materials, direct labour, borrowing costs and an appropriate proportion of fixed and variable overheads.
Subsequent costs are included in the asset's carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. All other repairs and maintenance are recognised as expenses in profit or loss in the financial period in which they are incurred.
The depreciable amount of all fixed assets, including capitalised lease assets, is depreciated on a straight‑line basis over the asset's useful life to the consolidated group commencing from the time the asset is held ready for use. Leasehold improvements are depreciated over the shorter of either the unexpired period of the lease or the estimated useful lives of the improvements.  Fruit orchards are depreciated over the productive life of the bearer plants or crops, from the date of maturity of the bearer plants, being the date the plants are capable of bearing produce.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

The depreciation rates for each class of depreciable asset is:

Bearer plants	5 – 10 years
Farm plant & equipment	3 years
Office furniture	3 – 5 years
Electronic equipment	5 years
Restaurant equipment	3 – 5 years
Motor vehicles	5 – 10 years

The bearer plants relate to over 40 different types of fruits in various areas of China and, as a consequence, the period over which these assets depreciate varies depending on the type of crop and expected life cycle.
The assets' residual values and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period. An asset's carrying amount is written down immediately to its recoverable amount if the asset's carrying amount is greater than its estimated recoverable amount. Residual value estimates and estimates of useful life are updated as required, but at least annually.
Gains or losses arising on the disposal of property, plant and equipment are determined as the difference between the disposal proceeds and the carrying amount of the assets and are recognised in profit or loss in other income or other expenses.
(o)	Intangibles
Software
Acquired computer software licences are capitalised based on the costs incurred to acquire and install the specific software.  Subsequently software is measured at cost less accumulated amortisation and impairment costs. Amortisation is charged over a three-year period on a straight-line basis. Residual values are reviewed at each reporting date. Amortisation has been included within depreciation, amortisation and impairment of non-financial assets.
(p)	Impairment of Assets
At the end of each reporting period, the Group assesses whether there are any indicators that an asset may be impaired.  The assessment includes the consideration of external and internal sources of information, including dividends received from subsidiaries, associates or joint ventures deemed to be out of pre-acquisition profits. If any indicators are present an impairment test is undertaken on the asset by comparing the recoverable amount of the asset, being its fair value less costs to sell or its value in use, to the asset's carrying amount. Any excess of the asset's carrying amount over its recoverable amount is recognised immediately in profit or loss, unless the asset is carried at a revalued amount in accordance with another Standard (e.g. in accordance with the revaluation model in AASB 116: Property, Plant and Equipment). Any impairment loss of a revalued asset is treated as a revaluation decrease in accordance with that Standard. Where it is not possible to estimate the recoverable amount of the asset, then the Group estimates the recoverable amount of the cash generating unit ('CGU') that the asset belongs to.
Impairment testing is performed annually for goodwill and intangible assets with indefinite lives.
An impairment loss is recognised where the carrying amount of the asset exceeds its recoverable amount.  The recoverable amount of an asset is defined as the higher of its fair value less costs to sell and value in use.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

(q)	Financial Instruments
Classification
The Group classifies its financial instruments in the following categories: financial assets at fair value through profit or loss, loans and receivables, held-to-maturity investments, and available-for-sale financial assets.  The classification depends on the purpose for which the investments were acquired.  Management determines the classification of its financial instruments at the time of initial recognition. The Group does not designate any interests in subsidiaries, associates or joint ventures as being subject to the requirements of Accounting Standards specifically applicable financial instruments.  Accordingly, such interests are accounted for on a cost basis.
At the reporting date the Group's financial instruments were classified within the following categories.
Loans and Receivables
Loan and receivables are measured at fair value at inception and subsequently at amortised cost using the effective interest rate method.
Financial Liabilities
Financial liabilities include trade payables, other creditors and loans from third parties including inter-company balances and loans from or other amounts due to Director-related entities.
Non-derivative financial liabilities are recognised at amortised cost, comprising original debt less principle payments and amortisation.
Impairment
At the end of each reporting period, the Group assesses whether there is objective evidence that a financial asset has been impaired. A financial asset (or a group of financial assets) is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events (a "loss event") having occurred, which has an impact on the estimated future cash flows of the financial assets(s).
In the case of financial assets carried at amortised cost (including loans and receivables), a separate allowance account is used to reduce the carrying amount of financial assets impaired by credit losses. After having taken all possible measures of recovery, if management established that the carrying amount cannot be recovered by any means, at that point the written off amounts are charged to the allowance account or the carrying amount of impaired financial assets is reduced directly if no impairment amount was previously recognised in the allowance account.
When the terms of financial assets that would otherwise have been past due or impaired have been renegotiated, the Group recognises the impairment for such financial assets by taking into account the original terms as if the terms have not been renegotiated so that the loss events that have occurred are duly considered.
(r)	Trade and Other Payables
Trade payables and other payables are carried at amortised cost and represent liabilities for goods and services provided to the Group prior to the end of the financial year that are unpaid and arise when the Group becomes obliged to make future payments in respect of the purchase of these goods and services.
(s)	Issued capital
Ordinary share capital is recognised at the fair value of the consideration received by the Company.  Any transaction costs arising on the issue of ordinary shares are recognised directly in equity as a reduction of the share proceeds received.  Ordinary share capital bears no special terms or conditions affecting income or capital entitlements of the shareholders.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

(t)	Statutory reserve
The Company's China‑based subsidiaries are required to make appropriations of retained earnings for certain non‑distributable reserve funds.
Pursuant to the China Foreign Investment Enterprises laws, the Company's China‑based subsidiaries, are required to make appropriations from their after‑tax profit as determined under generally accepted accounting principles in the PRC (the "after‑tax‑profit under PRC GAAP") to a general non‑distributable reserve fund. Each year, at least 10% of each entities after‑tax‑profit under PRC GAAP is required to be set aside as general reserve fund until such appropriations for the fund equal 50% of the paid‑in capital of the applicable entity.
The general reserve fund is restricted to set‑off against losses, expansion of production and operations and increasing registered capital of the respective company. The fund is not allowed to be transferred to the Company in terms of cash dividends, loans or advances, nor is it allowed for distribution except under liquidation.
(u)	Earnings Per Share
Basic earnings per share is calculated as net profit attributable to members of the parent entity, adjusted to exclude any costs of servicing equity (other than dividends) and preference share dividends, divided by the weighted average number of ordinary shares, adjusted for any bonus element.
Diluted earnings per share is calculated as net profit attributable to members of the parent, adjusted for:
•	Costs of servicing equity (other than dividends) and preference share dividends;
•	The after-tax effect of dividends and interest associated with dilutive potential ordinary shares that have been recognised as expenses; and
•
Other non-discretionary changes in revenues or expenses during the year that would result from the dilution of potential ordinary shares; divided by the weighted average number of ordinary shares and dilutive potential ordinary shares, adjusted for any bonus element.

(v)	Comparatives
Where necessary, comparative information has been reclassified and repositioned for consistency with the current year's disclosures. The comparative period covers the period from 18 May 2015 to 31 March 2016, and is not a full year.
(w)	Rounding of amounts
The company is of a kind referred to in ASIC Corporations (Rounding in Financial/Directors' Reports) Instrument 2017/191 and in accordance with that Class Order, amounts in the financial statements have been rounded off to the nearest thousand dollars, or in certain cases, to the nearest dollar.
(x)	New, Revised or Amending Accounting Standards and Interpretations Adopted
The Group has adopted all of the new and revised Standards and Interpretations issued by the Australian Accounting Standards Board ("AASB") that are relevant to its operations and effective for the year.
There following new and revised Standards and amendments thereof and Interpretations effective for the year are relevant to the Group.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

AASB 2014-4 Amendments to Australian Accounting Standards – Clarification of acceptable methods of Depreciation and Amortisation
The amendments to AASB 116 and 138 clarifies that the use of revenue-based methods to calculate depreciation and amortisation of an asset is not appropriate because revenue generated by an activity that includes the use of the asset generally reflects factors other than the consumption of the economic benefits embodied in the asset. The amendment did not materially impact the consolidated financial statements.

AASB 2016-1 Amendments to Australian Accounting Standards (Annual Improvements 2010 – 2014 cycles)
There are a number of amendments impacting AASB 2, AASB 3, AASB 8, AASB 13, AASB 116, AASB 138, AASB 124 and AASB 140.  The amendments provide clarity around application and disclosure requirements, but do not materially impact the consolidated financial statements.

AASB 2016-2 Amendments to Australian Accounting Standards – Disclosure Initiative Amendments to AASB 101
There are a number of amendments impacting AASB 7, AASB 101, AASB 134 and AASB 1049.  The amendments provide clarity around application and disclosure requirements, particularly around the use of judgements when applying a Standard in determining what information to disclose in the financial statements, but do not materially impact the consolidated financial statements.

New, Revised or Amending Accounting Standards and Interpretations Not Yet Adopted
Certain new accounting standards, amendments to accounting standards and interpretations have been published that are not yet mandatory for the 31 March 2017 reporting period and have not been early adopted by the Group.  The major accounting standards that have not been early adopted for the year ended 31 March 2017, but will be applicable to the Group in future reporting years, are detailed below.  Apart from these standards, the Group has considered other accounting standards that will be applicable in future years, however they have been considered insignificant to the Group.
•
AASB 9 'Financial Instruments' includes requirements for the classification and measurement of financial assets resulting from the first part of Phase 1 of the project to replace AASB 139 'Financial Instruments: Recognition and Measurement', which becomes mandatory for the Group's 31 December 2018 financial statements. The Group does not expect the adoption of the new Standard to have a material impact on its classification and measurement of the financial assets and liabilities, its hedging arrangements or its results on adoption of the new impairment model. The Group has decided not to early adopt AASB 9.

•
AASB 15 establishes a comprehensive framework for determining whether, how much and when revenue is recognised. It replaces existing revenue recognition guidance, including IAS 18 'Revenue', IAS 11 'Construction Contracts', and IFRIC 13 'Customer Loyalty Programmes'. IFRS 15 is effective for annual reporting periods beginning on or after 1 January 2018, with early adoption permitted. The Group has decided not to early adopt AASB 15 as a detailed assessment of the impact, additional disclosures and reporting requirements has yet to be completed.

•
AASB 16 'Leases' introduces a single lessee accounting model and requires a lessee to recognise assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value. This standard becomes mandatory for the Group's 31 March 2020 financial statements.  The Group has decided not to early adopt AASB 16, this is in line with the requirement to adopt AASB 15 at the same time. Once adopted, the structure of cash flows and the presentation of the balance sheet and income statement will change.  The Group will continue to assess the impact on reported net profits as the date of adoption gets closer.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

2.          CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS
The Group makes certain estimates and assumptions concerning the future, which, by definition, will seldom represent actual results.  The estimates and assumptions that have a significant inherent risk in respect of estimates based on future events, which could have a material impact on the assets and liabilities in the next financial year, are discussed below:
(a)	Impairment - general
The Group assesses impairment at the end of each reporting period by evaluating conditions and events specific to the Group that may be indicative of impairment triggers. Details of impairment of assets controlled by Flavours Fruit & Veg Pty Ltd are outlined below.  The details of the assumptions used in the impairment review of the bearer plants and related assets are also outlined below.
(b)	Carrying value of bearer plants and related assets
During the year the Group acquired a number of bearer plants and greenhouses the costs are capitalised in 'Property, plant and equipment'.  The Group also prepaid a number of land leases and prepaid between 2 and 4 years annual rent. The recovery value of these assets is dependent upon the success of future crops derived from these assets.  The success is dependent upon a number of factors that are outside of the Group's control – the weather, the market for the fruit, etc.  At 31 March 2017, the share price of the company was 47.5 cents.  This provided a market capitalisation for the Company of $45.728 million, compared to net assets of $49.552 million, prior to impairment adjustments.  In accordance with AASB 136 "Impairment" the directors have determined this is an indicator that the assets may be impaired. Consequently, the Group has considered the carrying value based on current market conditions, and external factors.
Using a Discounted Cash Flow model the directors have estimated that the value in use of the bearer plants, farm equipment and land lease prepayments amounts to RMB51,191,977 in comparison to the carrying value of the assets of RMB102,256,686. Using year end exchange rates of RMB5.2734 to $1 the value in use amounts to $9.707 million, whilst the carrying value before impairment amounted to $19.966 million. Accordingly an impairment of RMB51,064,709 has been recorded proportionally against the bearer plants, related plant and equipment and lease prepayments.  The impairment amounts to $10.076 million at average rates used for the year of RMB5.069 to $1.
To estimate the value in use management used a number of assumptions to estimate future cash flows and the discount rate. The key assumptions used were as follows: -
Input	Value	Estimates and assumptions made
Discount rate	18.95%	Based on a weighted average cost of capital (WACC) calculation with an additional risk percentage added to recognise variable risk factors such as weather conditions, pests, price variations, etc.
Growth rate	3.00%	Based on projected PRC consumer price index inflation rates in 2022, as published by the International Monetary Fund (IMF).
Yield assumptions	Various	Production yields and duration of plants to productive age have been estimated by management based on the knowledge of their PRC farm management team.
Wastage rates	Various	Wastage rates have been estimated by reference to information on "general" loss rates and adjustments made for factors such as expected transportation distance from the orchard site to the company.
Wholesale prices	Various
Wholesale price estimates are a combination of prices based on expected proportional sales to hotel, restaurant and retail customers.  Prices have been estimated with reference to known pricing from the existing supermarket and restaurant businesses, with allowance made for discounts offered to wholesale customers.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

Any adjustments to the assumptions and estimates used in the model by management will result in a change in the estimated value in use of the asset group and any impairment.  Many of the assumptions are subjective and include a high degree of management judgement.  The Group will continue to review the value of the assets as the assets come into use.
(c)	Impairment of the Group's investment in Flavours Fruit & Veg Pty Ltd
During the year the Company acquired 49% of the share capital of Flavours Fruit & Veg Pty Ltd, a Company registered in Australia, for $3 million.  The Company has an option to acquire the remaining 51% of the share capital. During the period since acquiring this investment Flavours has made an operating loss of $2.186 million. Consequently, the Company has carried out an impairment review that considered the carrying value of the investment in Flavours.  As a result of this review the Company has determined the carrying value of the Company's investment to be $0.765 million. The Company has therefore recorded an impairment of $1.164 million.

The estimated value is based upon a discounted cash flow model that uses a number of estimates and assumptions.  The initial year 1 cash inflows are estimated at $0.237 million, after reporting net operating cash outflows for the year to 31 March 2017 of $0.528 million.  This improvement is based upon the identification of improvements to sales operations and supply chain.  It is expected that these operational improvements will be immediate due to the cash investment by Winha. Cash flows in subsequent years are estimated using a Discount Factor of 18.57% and a Growth Rate of 2%.  Any changes to these rates would impact the carrying value of the investment, and the impairment recorded.  This would impact profits and net assets.
3.         FINANCIAL RISK MANAGEMENT, OBJECTIVES AND POLICIES
The Group's principal financial instruments comprise receivables, payables, cash, short term deposits and related party loans.
The Group manages its exposure to key financial risks, including interest rate and currency risk in accordance with the Group's financial risk management policy.  The objective of the policy is to support the delivery of the Group's financial targets whilst protecting future financial security.
The main risks arising from the Group's financial instruments are interest rate risk, foreign currency risk, price risk, credit risk and liquidity risk.  The Group uses different methods to measure and manage different types of risk to which it is exposed.  These include monitoring levels of exposure to interest rate and foreign exchange risk and assessments of market forecasts for interest rate, foreign exchange and commodity prices. Aging analyses and monitoring of specific credit allowances are undertaken to manage credit risk, liquidity risk is monitored through the development of future rolling cash flow forecasts.
The Board reviews and agrees policies for managing each of these risks as summarised below.
Primary responsibility for identification and control of financial risks rests with the Board of Directors ('the Board').  The Board reviews and agrees policies for managing each of the risks identified below, including any hedging cover of foreign currency, interest rate risk, credit allowances, and future cash flow forecast projections.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

The carrying amounts and net fair values of the Group's financial assets and liabilities at balance date are:

	CARRYING AMOUNT		NET FAIR VALUE
	2017 $000	2016 $000	2017 $000	2016 $000
Financial Assets
Cash and cash equivalents	16,275	-	16,275	-
Trade and other receivables	16,183	-	16,183	-
Non-Traded Financial Assets	32,458	-	32,458	-

Financial Liabilities at amortised cost
Trade and other payables	614	43	614	43
Related party loans	40	300	40	300
Convertible notes	-	7,643	-	7,643
Non-Traded Financial Liabilities	654	7,986	654	7,986
Risk Exposures and Responses
Interest Rate Risk
Exposure to interest rate risk arises on financial instruments whereby a future change in interest rates will affect future cash flows or the fair value of the fixed rate financial instruments. The Group is also exposed to earnings volatility on floating rate instruments. At balance date, the Group had the following mix of financial assets exposed to Australian and overseas variable interest rate risks that are not designated as cash flow hedges:

	2017 $000	2016 $000
Financial Assets
Cash and cash equivalents	16,275	-
Net exposure	16,275	-
Interest rate risk is managed by monitoring the level of floating rate which the Group is able to secure. It is the policy of the Group to keep the majority of its cash in accounts with floating interest rates.
Foreign Exchange Risk
The Group's trading and capital assets are located in China. As a result of operations in China the Group's statement of financial position can be affected significantly by movements in the RMB/AUD exchange rates.  The Group does not have a formal policy or strategy implemented to mitigate the effects of its foreign currency exposure.  As the majority of the Group's operations occur within controlled entities located within China, foreign currency risk relating to the reported values of financial instruments is considered to be an inherent risk of the Group.
Exposure to foreign exchange variances is summarised as follows: -
	2017 $000	2016 $000
Financial Assets
Cash and cash equivalents	14,557	-
Trade and other receivables	16,183	-
	30,740	-
Financial liabilities
Trade and other payables	(552)	-
Loan payables	(40)	(300)
Net exposure	30,148	(300)

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

Foreign currency sensitivity risk
The trading activities of the Group are all located within China, and all operations are transacted in Chinese RMB.  Consequently, the directors believe the results of the Group are not exposed to significant risk from fluctuating exchange risks. However, a fluctuation in rates will result in variances in the reported results and net assets as follows:

Judgements of reasonably possible movements:	Post Tax Profit Higher/(Lower)		Equity Higher/(Lower)
	2017	2016	2017		2016
	$000	$000	$	'000	$	'000

AUD/RMB +10%	1,372	30		4,009		30
AUD/RMB -10%	(1,507)	(30)		(3,280)		(30)
The Group does not hedge or enter into forward contracts.
Liquidity Risk
Liquidity Risk is the risk that the Group, although balance sheet solvent, cannot meet or generate sufficient cash resources to meet its payment obligations in full as they fall due, or can only do so at materially disadvantageous terms.
Ultimate responsibility for liquidity risk management rests with the Board of Directors, who has built an appropriate liquidity risk management framework for the management of the Group's short, medium and long-term funding and liquidity management requirements.  The Group manages liquidity risk by maintaining adequate reserves and by continuously monitoring forecast and actual cash flows and matching the maturity profiles of financial assets and liabilities.
The Group has Total Liabilities as follows:
	2017 $000	2016 $000
Financial Liabilities
Trade and other payables	614	43
Loans from related parties	40	300
Convertible notes	-	7,643
Total liabilities	654	7,986
All Trade and other payables fall due within normal trade terms, which are generally 30 days. Loans are payable at call. The Group's cash reserves are sufficient to meet all current liabilities at 31 March 2017 taking into account the restrictions outlined in note 20(e).
Credit Risk
Credit risk arises from the financial assets of the Group, which comprise cash and cash equivalents (note 7) and trade and other receivables (note 8).  The Group's exposure to credit risk arises from potential default of the counter party, with maximum exposure equal to the carrying amount of these instruments.  Exposure at balance date is addressed in each applicable note.
The Group does not hold any credit derivatives to offset its credit exposure.
The Group manages credit risk related to cash and cash equivalents by banking with institutions that possess a high credit rating and a solid historic reputation.
The Group trades only with recognised, creditworthy third parties, and as such collateral is not requested nor is it the Group's policy to securitize its trade and other receivables. It is the Group's policy that all customers who wish to trade on credit terms are subject to credit verification procedures including an assessment of their independent credit rating, financial position, past experience and industry reputation.  The risks are regularly monitored. All trade debtors at 31 March are within agreed credit periods, and are aged less than 3 months.
In addition, receivables balances are monitored on an ongoing basis with the result that the Group's exposure to bad debts is not significant.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

Fair Value
The Group does not carry any of its financial assets at fair value after initial recognition. All financial assets and liabilities are held to approximate fair value due to their nature.
4.          REVENUE AND OTHER INCOME

	Note	Year ended 31 March 2017 $000	Period ended 31 December 2016 $000

Revenue from Continuing Operations
E-commerce revenue		61,563	-
Supermarket revenue		3,825	-
Restaurant revenue		17,089	-
Franchise revenue and management fees		7,238	-

		89,715	-

Other income
Gains from disposal of asset	169	-
Supermarket revenue	12	-
Foreign currency translation gains	-	6

	181	6

During the period, the Group disposed of the assets related to its Supermarket operations in Shaxi. Proceeds for the sale amounted to RMB8 million ($1.579 million) less 17% VAT, provided net proceeds of RMB 6.834 million ($1.349 million) including a deferred payment of RMB3 million ($0.592 million). The net gain reported was RMB0.857 million.

5.          EXPENSES

		Year ended 31 March 2017 $000	Period ended 31 December 2016 $000
Profit before income tax expense includes the following specific expenses:

Impairment
Bearer plants	12	7,376	-
Plant and equipment	12	228	-
Land lease prepayments	10	2,472	-
		10,076	-
Equity accounted investments	11	1,164	-
		11,240	-

Employee benefits		1,955	-

Rental expenses on operating leases			-
- Land lease expense		959	-

Depreciation	12	515	-
Amortisation		2	-
		517	-
Finance costs			-
- Interest charged on convertible notes	15	128	147
- Other interest and charges		49	-
		177	147

Details of convertible notes are contained in note 15.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

6. INCOME TAX

	Year ended 31 March 2017 $000	Period ended 31 December 2016 $000
Income tax expense
Current tax expense	9,174	-
Deferred tax movements	-	-
	9,174	-

Reconciliation of income tax expense to prima facie tax on accounting profit
Profit/(loss) before income tax expense	20,512	(418)
Tax expense at Australian tax rate of 30% (2016: 30%)	6,154	(125)
Tax effect of amounts which are not taxable/ deductible in calculating taxable income		-
Impairment expense (PRC)	2,519
Other	678
	9,351
Difference in overseas tax rates	(1,331)	-
Deferred taxes not recognised	1,154	125
Income Tax Expense	9,174	-

Tax Losses
Unused tax losses for which no deferred tax asset has been recognised	918	51

Potential tax benefit at 30%	275	15
The benefit of these losses has not been brought to account at 31 March 2017 because the directors do not believe it is appropriate to regard realisation of the deferred tax asset as being probable at this point in time.  These tax losses are also subject to final determination by the Taxation authorities when the Group derives taxable income.  The benefits will only be realised if:
(a)	The Company derives future assessable income of a nature and of an amount sufficient to enable the benefit of the deduction for the losses to be realised;
(b)	The Company and its subsidiaries continue to comply with the conditions for the deductibility imposed by law; and
(c)	No changes in the tax legislation adversely affect the Company and its subsidiaries in realising the benefit of the losses.
Australian tax losses are subject to further review by the consolidated entity to determine if they satisfy the necessary legislative requirements under the Income Tax legislation for the carry forward and recoupment of tax losses.
Current Tax Liabilities
Income tax payable attributable by:
Parent Entity	-	-
Other entities not in the tax Group	3,478	-
	3,478	-

The tax liabilities in China amount to RMB14.650 million. The rate of income tax applied by local tax authorities is 25%.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

7.         CASH & CASH EQUIVALENTS

	2017 $000	2016 $000

Cash at bank and on hand	16,275	-

 Cash at bank and in hand includes amounts in foreign currencies as follows: -

	2017		2016
	Foreign currency RMB000	AUD $000	Foreign currency RMB000	AUD $000
Hong Kong Dollars	1,922	324	-	-
Chinese RMB	74,977	14,232	-	-

The above figures are shown in the Statement of Cash Flows.

8.         TRADE & OTHER RECEIVABLES

	2017 $000	2016 $000

Trade receivables	15,344	-
Other receivables	270	-
Proceeds from disposal of Shanxi assets	569	-
GST	15	2
	16,198	2
Credit risk
The Group does not have any significant concentrations of credit risk with counterparties within trade receivables.
Trade receivables are all aged less than 3 months, and the Group considers the amounts due to be fully recoverable and to be of high credit quality.
No collateral has been provided as security to the Group.
On a geographical basis, the Group has significant credit risk exposures in China as its operations are based substantially within China.
Trade and other receivables include amounts in foreign currencies as follows: -

	2017		2016
	Foreign currency RMB000	AUD $000	Foreign currency RMB000	AUD $000
Chinese RMB	80,831	15,344	-	-

9.           INVENTORY

	2017 $000	2016 $000

Finished goods	231	-

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

10.         PREPAYMENTS

	2017 $000	2016 $000

Current
Land lease prepayments	1,532	-
Other prepayments	22	-
	1,554	-

Non-Current
Land lease prepayments	1,408	-
During the year the Group entered into the following arrangements:
1.	Land leases
41 orchard land lease agreements with the key terms being (i) 10 year lease terms, with the land to be used for crop planting, (ii) the Group prepaid between 2 and 4 year's rent on each of the leases;
2.	Farm management agreements
41 farm management agreements with the Group being responsible for orchard planting and labour costs and general expenses for the first year;
3.	Farm land tenure agreements
10 farm tenure land agreements with 12 months lease terms with the land to be used for crop planting.
An impairment of $2.472 million was recorded against the land lease prepayments during the year.  Details are outlined in note 2(b).

11.        EQUITY ACCOUNTED INVESTMENT

Investment in Associates			765	-

Reconciliation of movement in carrying amounts
Balance at the beginning of the period			-	-
Acquired during the period			3,000	-
Share of loss for the period			(1,071)	-
Impairment	2(c	)	(1,164)
			765	-

ASSOCIATE	PRINCIPAL ACTIVITY	COUNTRY OF INCORPORATION	INTEREST 2017	INTEREST 2016	CARRYING AMOUNT OF INTEREST 2017	CARRYING AMOUNT OF INTEREST 2016
			%	%	$ 000	$ 000
Flavours Fruit & Veg Pty Ltd	Food wholesale	Australia	49	-	765	-

Flavours Fruit & Veg Pty Ltd is a company incorporated in Australia.  During the year the Company acquired 49% of the share capital of the Company. The Group has an option to acquire the remaining 51% of Flavours.  The company is a wholesaler of fruit and vegetables produce within Australia. The Group has also entered into supply agreements to export produce to China for sale in the e-commerce and supermarket businesses.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

Summarised financial position and result of Associate
Financial Position	$000
Total current assets	688
Total non-current assets	340

Total current liabilities	1,610
Total non-current liabilities	73

Net liabilities	(655)

Financial Performance	$000
Revenue	1,695

Loss after tax	(2,186)

Group's share of loss for the year	(1,071)

Transactions with Associate
The Group had no transactions with the Associate during the year.
No dividend was paid or declared by Flavours Fruit & Veg Pty Ltd during the year.
Contingent liabilities and commitments
The Associate had no contingent liabilities and no capital commitments at Balance Date.

12.        PROPERTY, PLANT AND EQUIPMENT

	2017	2016
	$ 000	$ 000

Bearer plants – at cost	14,209	-
Less accumulated impairment	(7,096)
Less accumulated depreciation	-	-
	7,113	-

Farm plant equipment – at cost	574
Less accumulated impairment	(220)
Less accumulated depreciation	(134)
	220

Office furniture – at cost	503	-
Less accumulated depreciation	(210)	-
	293	-

Electronic equipment – at cost	336	-
Less accumulated depreciation	(171)	-
	165	-

Motor vehicles – at cost	443	-
Less accumulated depreciation	(106)	-
	337	-

Restaurant equipment – at cost	44	-
Less accumulated depreciation	(8)	-
	36	-

Total Assets	8,164	-

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

Reconciliations
Reconciliations of the carrying amounts of each class of property, plant and equipment at the beginning and end of the financial year are set out below:

	Bearer plants $000	Farm equipment $000	Office furniture $000	Electronic equipment $000	Motor vehicle $000	Restaurant equipment $000	Total $000

Carrying amount Opening balance	-	-	-	-	-	-	-
Additions acquired through acquisition of C&V and controlled entities	-	-	575	627	417	46	1,665
Additions	14,551	588	3	6	-	-	15,148
Disposals	-	-	(122)	(261)	-	-	(383)
Impairment (note 2(b))	(7,376)	(228)	-	-	-	-	(7,604)
Depreciation expense	-	(137)	(134)	(180)	(57)	(7)	(515)
Adjustment for effects of changes in foreign exchange rates	(62)	(3)	(29)	(27)	(23)	(3)	(147)
Balance at 31 March 2017	7,113	220	293	165	337	36	8,164

For details of the impairment charge against the assets refer to note 2(b).

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

13.   TRADE AND OTHER PAYABLES

	2017 $000	2016 $000
Unsecured
Trade payables	73	31
Sundry payables and accrued expenses	541	12

Taxes payable	614	43

Due to the short-term nature of these payables, the carrying value is assumed to approximate fair value.

Trade and other payables include amounts in foreign currencies as follows:

	2017		2016
	Foreign currency RMB000	AUD $000	Foreign currency RMB000	AUD $000
Chinese RMB	267	39	-	-

14.        REVENUE IN ADVANCE
	2017 $000	2016 $000
Revenue in advance	609	43

Revenue in Advance relates to prepaid cards purchased by customers.

Revenue in Advance include amounts recorded in foreign currencies as follows:

	2017		2016
	Foreign currency RMB000	AUD $000	Foreign currency RMB000	AUD $000
Chinese RMB	3,210	609	-	-

15. BORROWINGS

	2017	2016
	$ 000	$ 000

Convertible notes – Xingyi Huo	-	776
Convertible notes – Min Chen	-	6,867
	-	7,643

On September 1, 2015, the Company entered into an agreement to issue 750,000 convertible notes to Xingyi Huo with a face value of $1 per note.  Expiry date of the convertible notes was 1 September 2016, and the notes accrued interest at a rate of 6% per annum.  The notes were convertible to shares in the Company subject to the Company listing on the ASX, at the listing price on the date of conversion. The notes were paid out on 13 July 2016.
On December 17, 2015, the Company entered into an agreement to issue 6,750,000 convertible notes to Min Chen with a face value of $1 per note.  Expiry date of the convertible notes is 17 December 2016, and the notes accrue interest at a rate of 6% per annum.  The notes are convertible to shares in the Company subject to the Company listing on the ASX, at the listing price on the date of conversion. The notes were paid out on 13 July 2016.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

16.        RECEIVED FROM RELATED PARTIES

	2017	2016
	$ 000	$ 000

(a) Loan to Shenzhen WANHA Information Technology Company Ltd (i)	40	300

Loan to Shenzhen WANHA Information Technology Company Ltd
During the period ended 31 March 2016 the Company advanced $7,500,000 to Shenzhen WANHA Technology Company Ltd, a company that at the time had common shareholders and directors, and is now a subsidiary. The loan was non-interest bearing and at call, and was repaid during the current year via the direct settlement of the convertible notes by Shenzhen WANHA Technology Co., Ltd. Interest of $270,863 was charged and paid on the loan upon repayment. The amount was denominated in Australian Dollars.
	2017	2016
	$ 000	$ 000

(b) Advances from related parties (ii)	40	300

Related party loans
During the current year and prior period Winha International Investments Ltd provided funds to pay costs as incurred by the parent Company. At 31 March 2017, these amounts were eliminated.  Further amounts were advanced to Zhongshan Winha by shareholder related companies. The amounts outstanding are denominated in Chinese RMB and Hong Kong Dollars.
Related party loan payables include amounts in foreign currencies as follows:
	2017		2016
	Foreign currency RMB000	AUD $000	Foreign currency RMB000	AUD $000
Chinese RMB	267	40	262	53
Hong Kong Dollars HKD	-	-	1,468	247

	NUMBER OF SHARES		SHARE CAPITAL
	2017	2016	2017 $000	2016 $000
Ordinary shares – fully paid (no par value)	96,271,191	10	7,366	-

Movements in ordinary share capital:

DATE	DETAILS	ORDINARY SHARES	PRICE	$ 000
				$

18/08/15	Establishment of Company	10	1.00		-
31/3/16	Balance at end of period	10	-		-
	Issue of shares in acquisition of subsidiaries	72,000,000	-		-
	Initial Public Offering	24,271,181	0.35		8,495
	Costs of issuing capital				(1,129)
31/3/17	Balance at end of year	96,271,191			7,366

There are no options on issue at 31 March 2017.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

Terms and Conditions of Issued Capital
Ordinary Shares
Ordinary shares entitle the holder to participate in dividends and the proceeds on winding up of the Company in proportion to the number of shares held. On a show of hands each holder of ordinary shares present at a meeting in person or by proxy is entitled to one vote, and upon a poll each share is entitled to one vote.

18.         RESERVES
	2017 $000	2016 $000

Foreign currency translation reserve (i)	(1,806)	-
Other reserve – common control acquisition(ii)	22,303	-
	20,497	-

(i)	Foreign currency translation reserve

This reserve is used to record the exchange differences arising on translation of foreign operations where the foreign operations functional currency is different from the Group's presentation currency.
Movement in Foreign currency translation reserve
	2017 $000	2016 $000
Opening balance	-	-
Other comprehensive income	(1,806)	-
	(1,806)	-
(ii)	Other reserve – common control acquisition
During the year, the Company completed the acquisition of the C&V Group of companies. After completion, the ultimate controlling party prior to the acquisition and the restructure of the group remained the ultimate controlling party of the group post-acquisition due to the interest it holds in Winha Commerce and Trade International Limited. Consequently, this transaction was deemed to be between entities under common control. As a 'transaction between companies under common control' the acquisition does not meet the definition of a business combination as per AASB 3 Business Combinations.
As a result, the Company has incorporated the assets and liabilities of the entities acquired at their pre-combination carrying amounts without fair value uplift. This accounting treatment is applied on the basis that there is no substantive economic change. No goodwill has been recorded as part of the transaction, instead, any difference between the cost of the transaction and the carrying value of the net assets acquired has been recorded in equity.
The other reserve is made up as follows: -
$ 000
Acquisition of C&V (a)	22,303

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

The acquisition of C&V, as noted above, is accounted for as a transaction between entities under common control.  Consequently, the excess of net assets over purchase consideration has been accounted for in equity.  The amount recorded in the reserve on 11 April 2016 is made up as follows: -

$ 000
Cash and cash equivalents	28,142
Receivables and prepayments	2,276
Inventory	1,990
Fixed assets	2,413
Intangible assets	60
Deferred tax assets	43
Trade and other payables	(1,525)
Taxes payable	(2,199)
Financial liabilities	(7,814)
Net assets	23,386
Purchase consideration paid	-
Excess of net assets over purchase consideration	23,386

Recognized as follows:
- Other reserve	22,303
- Statutory reserve	1,083
23,386

19.       PARENT ENTITY INFORMATION

Information relating to Winha Commerce and Trade International Limited:
	2017 $000	2016 $000
Financial position

Current assets	3,144	7,568
Non – current assets	765	-
Total assets	3,909	7,568

Current liabilities	62	7,986
Non-current liabilities	-	-
Total liabilities	62	7,986
Net assets/(liabilities)	3,847	(418)

Contributed equity	7,366	-
Reserves	-	-
Accumulated Losses	(3,519)	(418)
Total equity/(deficit)	3,847	(418)

Financial performance	Year ended 31 March 2017 $000	Period ended 31 March 2016 $000

Profit/(loss) for the period	(3,101)	(418)
Comprehensive income/(loss) for the period	(3,101)	(418)
The Company has not entered into any guarantees in respect to its controlled entities or associates.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

Capital Commitments
There are no commitments for the acquisition of plant and equipment contracted for at the reporting date.
Finance Leases
There are no commitments in relation to finance leases.
Contingent Liabilities
The parent entity is not subject to any liabilities that are considered contingent upon events known at balance date.

20.        RELATED PARTY DISCLOSURES

(a)	Key Management Personnel Compensation

The aggregate compensation of the key management personnel of the entity is set out below:

	2017 $	2016 $

Short term employment benefits	135,476	-
Post-employment benefits	4,602	-
	140,078	-

Refer to the Remuneration Report in the Director's Report for detailed compensation disclosures on key management personnel.

(b)	Group Companies

NAME OF ENTITY	COUNTRY OF INCORPORATION	PRINCIPAL ACTIVITY	2017%	2016%
C&V International Holdings Co., Ltd	Cayman Islands	No trading activities	100	-
WINHA International Investment Holding Co., Ltd	Hong Kong	No trading activities	100	-
Shenzhen WANHA Information Technology Co., Ltd	PR China	No trading activities	100	-
Zhongshan WINHA Electronic Commerce Co., Ltd	PR China	E-Commerce	100	-
Zhongshan WINHA Supermarket Co., Ltd	PR China	Retail	100	-
Zhongshan WINHA Catering Management Co., Ltd	PR China	Restaurant	100	-

(c)	Ultimate Parent Entity
The ultimate parent entity of the Group is Winha International Group Ltd., a company incorporated in the USA.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

(d)	Related party transactions
Loans due to and from related parties are noted in note 16.
In addition, the parent entity has the following loan balances with related parties: -

	$ 000	$ 000

Amounts due from subsidiaries	2,000	7,500
Amounts payable to subsidiaries	(611)	(300)
The loan amounts are at call and non-interest bearing. The amounts are unsecured. The loan received at 31 March 2017 related to listing costs incurred by the parent entity and paid for by Winha International Investment Holding Co., Ltd. During the current year $3 million was advanced by the parent to the subsidiary, with $1 million provided by Winha International Investment Holding Co., Ltd to assist with the purchase of shares in Flavours Fruit and Veg Pty Ltd.
During the prior period, the subsidiary met costs relating to the Initial Public Offering on behalf of the Company. In addition, the Company raised $7.5 million via the issue of convertible notes and the funds raised were forwarded for use by the subsidiaries. The amount was repaid, with interest during the current year.
(e)	Significant Restrictions
Other than the following, there are no significant restrictions over the Group's ability to access of use assets, and settle liabilities of the Group:
According to Chinese laws and regulations, if the Company needs to finance its Chinese operations in the future, it is able to provide funding by means of capital contributions to Zhongshan Winha.  These funds would be subject to applicable government registration and approval requirements.
In October 2005, the National Administration of Foreign Exchange published the Notice of Domestic Residents Financing through Specific Companies Overseas and Returned Investments of Foreign Exchange Administration Issues (Document 75), which came into operation on November 1, 2005. Under Document 75, PRC residents must apply for overseas foreign exchange investment clearance from the PRC Foreign Exchange Administration and Foreign Exchange Bureau in order to invest in specific types of overseas companies.
Current Chinese regulations allow the Company's China Subsidiaries to pay dividends to the Company, but this is subject to applicable regulatory requirements. In addition, the Company has no direct business operations in China, other than indirect ownership of subsidiaries, which may limit the payment of dividends to the Company.
Cash transfers from Chinese subsidiaries to their parent companies outside China are subject to government control of currency conversion, and the Company may receive the majority or all of its revenues in RMB. Under the current corporate structure of the WINHA group, the Company's income is primarily derived from its Chinese Subsidiaries.  Under existing Chinese foreign exchange regulations, payment of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currency without prior regulatory approval by complying with certain procedural requirements.
As profit and dividends are current account items, the profit and dividends generated in China may be paid to shareholders outside China without prior approval, as long as the Company complies with certain procedural requirements. However, the Chinese government also may, at its discretion, restrict access in the future to foreign currencies for current account transactions. If changes to the foreign exchange control system prevents the Company's Chinese Subsidiaries from obtaining sufficient foreign currency to satisfy their currency demands, they may not be able to pay dividends in foreign (non-RMB) currencies to the Company.
Any inability to obtain the requisite approval for converting RMB into foreign currencies, any delays in obtaining such approval or future restrictions on currency exchange may restrict the ability of the Company's China Subsidiaries to remit sufficient foreign currency to pay dividends or other payments to the Company, or otherwise satisfy its obligations.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

The level of cash held by the Company's PRC Subsidiaries was A$14.233 million.
In addition, under PRC regulations, the Company's operating subsidiary, Zhongshan WINHA, may pay dividends only out of its accumulated profits, determined in accordance with the accounting standards and regulations prevailing in the PRC ('PRC GAAP')

21.       REMUNERATION OF AUDITORS

Remuneration for audit and review of the financial reports of the parent entity or any entity in the Group:

	2017 $	2016 $
Auditors of the parent entity:
Auditing the financial report (a)	37,863	12,500
Non-audit services (b)
- Independent Accountants Report and IPO related services	72,911	53,540
- Due diligence in acquisition of investment	10,000	-
- Tax compliance and other	1,700	-
	122,474	66,040
Other auditors (c)
Auditing the financial report – subsidiary companies	112,845	-
Non-audit services - subsidiary companies	86,293	-
	321,612	66,040

(a) HLB Mann Judd ("HLB") are the auditors of Winha Commerce and Trade International Limited.

(b) It is the Group's policy to engage HLB on assignments additional to their statutory audit duties where HLB's expertise and experience with the Group are important. These assignments relate principally to: -
     - tax compliance advice.

  - due diligence in relation to the Company's IPO, as well as the due diligence in relation to the acquisition of Flavours.

(c) Audit services provided by Wei, Wei & Co., LLP in relation to subsidiary company audits located in China and are charged to Shenzhen WANHA Information Technology Co., Ltd.
22.       CAPITAL MANAGEMENT
When managing capital, management's objective is to ensure the Group continues as a going concern as well as to maintain optimal returns to shareholders and benefits for other stakeholders.  Management also aims to maintain a capital structure that ensures the lowest cost of capital available to the Group.
Management is constantly adjusting the capital structure to take advantage of favourable costs of capital or high returns on assets.  As the market is constantly changing, management may change the amounts of dividends to be paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.
Subsequent to the year end, management announced a dividend payable of $0.035179 (3.5179 cents) per share.  The dividends equated to 15% of the net profit after tax of the Group, before impairment charges. The Board determined this was an appropriate return for investors, whilst maintaining the Group's capital for optimum use.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

	2017	2016
	$ 000	$ 000
Loans from related parties	40	300
Trade and other payables	614	43
Total debt	654	343
Less cash and cash equivalents	(16,275)	-
Net debt/(cash)	(15,621)	343

Total issued capital	7,366	-
Total equity	39,858	(418)

The Group is not subject to any externally imposed capital requirements, with the exception of having to set aside 10% of profits in its Chinese subsidiaries (see note 1(t)) and the matters outlined in note 20(e).

23.       COMMITMENTS FOR EXPENDITURE

Capital Commitments
There are no commitments for the acquisition of plant and equipment contracted for at the reporting date. As at 31 March 2017.
Finance Leases
There are no commitments in relation to finance leases.
	2017 $000	2016 $000
Operating Leases - Premises

Non-cancellable operating leases contracted for but not capitalised in the financial statements:

Payable - minimum lease payments
- not later than 12 months	103	-
- between 12 months and 5 years	5,419	-
	5,522	-

The Group is party to 10 year land leases in PR China where initial payments have covered between 2 and 4 years of the lease.  Hence there are no leasing obligations over the next 12 months.  The amounts contracted amount to RMB26.367 million.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

24.       SEGMENT INFORMATION
The operating segments are based on the units identified in the operating reports reviewed by the Board and executive management and that are used to make strategic decisions, in conjunction with the quantitative thresholds established by AASB 8 Operating Segments.  As such, there are four identifiable and reportable segments each of which is outlined below.
-
The E-commerce segment incorporates the sale of speciality goods via online orders and other direct methods. This assets and operations of the segment reside within the Zhongshan Winha business. The segment includes all of the bearer plants and related assets.

-	The Supermarket segment resides within the Zhongshan Winha business.
-	The Restaurant segment resides within the Zhongshan Winha business.
-	The Corporate and Other segment, which comprises:
•	Corporate costs that are not directly attributable to operational business units, including the parent entity operations; and
•	The net assets and business operations of C&V International Holdings Co., Ltd, Winha International Investments Holding Co., Ltd and Shenzhen WANHA Information Technology Co., Ltd.
•	The investment in, and proportion of equity accounted loss from, Flavours Fruit & Veg Pty Ltd.
Management measures the performance of the segments identified at the 'net profit after tax' level.
Consolidated – 2017	E-commerce	Supermarket	Restaurant	Corporate and Other	Total
	$ '000		$ '000	$ '000	$ '000
Revenue
External sales	68,801	3,825	17,089	-	89,715
Inter-segment revenue	10,931	-	-	-	10,931
Segment revenue	79,732	3,825	17,089		100,646

Other income	169	-	-	12	181
Equity accounted loss	-	-	-	(2,235)	(2,235)

Impairment expense	(10,076)	-	-	(1,164)	(11,240)
Segment profit/(loss) before tax expense	16,981	1,124	6,280	(3,873)	20,512

Income tax expense	(7,317)	(281)	(1,576)	-	(9,174)
Loss after income tax expense	9,664	843	4,704	(3,873)	11,338

Segment assets	39,617	1,479	657	2,846	44,599
Included within segment assets:
Investments in associates	-	-	-	765	765
Additions to non-current assets during the year	15,139	6	3	-	15,148

Segment liabilities	4,122	122	317	180	4,741

Geographic Information
All operating revenue is generated in China by the Group's subsidiaries. All non-current assets are held within China, other than the investment is Associates, which is held in Australia, carrying value $0.765 million.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

25.	RECONCILIATION OF OPERATING PROFIT AFTER INCOME TAX TO NET CASH (OUTFLOW) FROM OPERATING ACTIVITIES

	Year ended 31 March 2017	Period ended 31 December 2016
	$ 000	$ 000

Operating (loss)/profit after income tax:	11,338	(418)

Depreciation and amortisation	511	-
Provision for impairment	11,240	-
Disposal of non-current assets	(125)	-
Interest accrued	128	143
Unrealised gain on foreign currency translation	-	(6)
Loss on equity accounted investment	1,071	-

Change in net operating assets and liabilities:
Increase in trade and other receivables	(13,773)	(2)
(Increase)/Decrease in inventory	(231)	-
(Increase)/Decrease in prepayments	43	(66)
Increase/(decrease) in trade and other payables	50	43
Increase in customer advances	(396)
Loans provided for operating expenses	(575)
Increase in tax liability	1,058	-
Increase in deferred taxes	41
Net cash inflow/(outflow) from operating activities	10,380	(306)
There are no non-cash financing or investing activities.
26.       EARNINGS PER SHARE

	2017	2016
	CENTS	CENTS

Basic earnings per share	15.01	-
Diluted earnings per share	15.01	-

	$ '000	$ '000

Net profit/(loss) from continuing operations attributable to the Owners of Winha Commerce and Trade International Ltd used in calculation of basic and diluted earnings per share for.	11,338	(418)

	Number	Number
Basic Weighted average number of ordinary shares outstanding during the year/period used in the calculation of basic earnings per share	75,548,829	10

Diluted Weighted average number of ordinary shares and convertible redeemable cumulative preference shares outstanding and performance rights during the period used in the calculation of basic earnings per share	75,548,829	10

Information Concerning the Classification of Securities
(a)	Ordinary shares held in escrow:
Upon listing 20,880,000 ordinary shares were placed into voluntary escrow for 6 months.  It was announced on 9 June 2017 that the shares would be released from escrow on 5 July 2017.
(b)	Potential ordinary shares:
There were no options or other forms of potential shares on issue at 31 March 2017 (31 March 2016: Nil).

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2017

27.        DIVIDENDS

	2017 $000	2016 $000
Dividends proposed but not recognised as a liability, payable on 31 August 2017:
Unfranked dividend on income shares of 3.5179 cents per share	3,387	-

Franking credit balance	Parent	Parent
	2017 $'000	2016 $'000
The amount of franking credits available for the subsequent financial year are:
• Franking account balance at the end of the financial year	-	-

No dividend was paid during the year.
28.       EVENTS OCCURRING AFTER REPORTING DATE
Dividend
On 31 May 2017, the Company announced that it would be paying a dividend of 3.5179 cents per share, to be paid on 31 August 2017.
Escrow
On 9 June the Company announced that 20,880,000 ordinary shares that were in voluntary escrow will be released on 5 July.
Other
Other than the above, the Board is not aware of any matter or circumstance not otherwise dealt with in these financial statements that has significantly or may significantly affect the operation of the Group, the results of those operations, or the state of affairs of the Group in subsequent financial years.
29.       CONTINGENT LIABILITIES
The Company has covenants in place to provide ongoing financial support to enable Flavours Fruit & Veg Pty Ltd to meet its liabilities as and when they fall due.  The covenant is in place from the date of signing of this report until the signing of the financial report for the year ending 31 March 2018.
There are no other matters which the Group consider would result in a contingent liability as at the date of this report.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
DIRECTORS' DECLARATION

1.	In the opinion of the Directors of Winha Commerce and Trade International Limited (the "Company"):

(a)	The financial report of the Group is in accordance with the Corporations Act 2001, including:

i.	Giving a true and fair view of the Group's financial position as at 31 March 2017 and of its performance for the year ended on that date; and

ii.	Complying with the Accounting Standards, the Corporations Regulations 2001 and other mandatory professional reporting requirements;

(b)	there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable;

2.
The financial statements and notes comply with International Financial Reporting Standards as issued by the International Accounting Standards Board, as described in Note 1(a) to the financial statements; and

3.
This declaration has been made after receiving the declarations required by section 295A of the Corporations Act 2001 from the Chief Executive Officer and the Chief Financial Officer for the financial year ended 31 March 2017.

Signed in accordance with a resolution of the Directors made pursuant to section 295(5) of the Corporations Act 2001. This declaration is made in accordance with a resolution of the Directors.

Zhuowei Zhong
Chairman

3 July 2017
Melbourne

50
WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDIT REPORT

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
SHAREHOLDER INFORMATION

The shareholder information set out below was applicable as at 3 July 2017.

A.	Distribution of Equity Securities

Analysis of numbers of equity security holders by size of holding:

SPREAD OF HOLDINGS	NUMBER OF HOLDERS	NUMBER OF UNITS	% OF TOTAL ISSUED CAPITAL
1 - 1,00	55	24,340	0.03%
101 - 1,000	101	283,349	0.29%
1,001 - 10,000	300	1,910,308	1.98%
10,001 - 100,000	143	4,904,665	5.09%
100,001 and over	106	89,148,529	92.60%
TOTAL	705	96,271,191	100.00%

The number of shareholders with less than a marketable parcel is 34.

B.	Equity Security Holders

Twenty largest quoted equity security holders.

The names of the twenty largest holders of quoted equity securities are listed below:

NAME	ORDINARY SHARES NUMBER HELD	% OF ISSUED SHARES
SANMEI INTERNATIONAL INVESTMENT CO LTD	43,200,000	44.87%
ZHUOWEI ZHONG	5,040,000	5.24%
BEIJING RUIHUA FUTURE INVESTMENT MANAGEMENT CO LTD	3,600,000	3.74%
XINXI ZHONG	3,600,000	3.74%
ZHIFEI HUANG	2,880,000	2.99%
BLACK SWAN EQUITY PARTNERS LTD	2,160,000	2.24%
CHUN YAN WINNIE LAM	2,160,000	2.24%
CITICORP NOMINEES PTY LIMITED	948,521	0.99%
MS SIHONG HUANG	830,000	0.86%
JIANXIN CEN	720,000	0.75%
QIANXIN CHEN	720,000	0.75%
ZIDONG CHEN	720,000	0.75%
LIHUA FANG	720,000	0.75%
SEHONG HE	720,000	0.75%
HUIZHEN LI	720,000	0.75%
RUICHENG LI	720,000	0.75%
YIXIANG QU	720,000	0.75%
WING YUEN TAM	720,000	0.75%
AEK YEN TING	720,000	0.75%
ZONGXUN ZHANG	720,000	0.75%

As at 3 July 2017, the 20 largest shareholders held ordinary shares representing  % of the issued share capital.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
SHAREHOLDER INFORMATION

Substantial Shareholders

Substantial holders in the Company are set out below:

NAME	ORDINARY SHARES NUMBER HELD	% OF ISSUED SHARES

ZENING LAI AND ASSOCIATES	51,840,000	53.85%
XINXI ZHONG	51,840,000	53.85%
ZHUOWEI ZHONG	51,840,000	53.85%
SANMEI INTERNATIONAL INVESTMENT CO LTD	43,200,000	44.87%

C.	Voting Rights

The voting rights attached to ordinary shares are set out below:

On a show of hands every member present at a meeting in person or by proxy shall have one vote and upon a poll each share shall have one vote.

D.	Use of Cash

Cash and assets readily convertible to cash held by the Company at the time of admission to the Australian Stock Exchange are being used in a way consistent with its business objectives as set out in the listing prospectus.

WINHA COMMERCE AND TRADE INTERNATIONAL LIMITED
CORPORATE DIRECTORY

Board of Directors
Mr Zhuowei Zhong (Executive Chairman)
Mr Zhifei Huang (Executive Director and Chief Executive Officer)
Mr Peter Beer (Non-Executive Director)
Mr Huiwen Huang (Non-Executive Director)
Mr Nelson Lay (Non-Executive Director)
The Hon Andrew Thomson (Non-Executive Director)

Company Secretary
Mr Justyn Stedwell

Registered Office
Suite 3, 35 Toorak Road
South Yarra, VIC 3141, AUSTRALIA
Telephone: +61 3 9041 6663

Principal Place of Business
3rd Floor, No. 19 Changyi Road,
Changmingshui Village,
Wuguishan Town, Zhongshan City
P. R. China 528458

Web: www.auwinha.com

Postal Address
1B/205 – 207 Johnston Street
Fitzroy, VIC 3065 AUSTRALIA

Share Registry
Computershare Investor Services Pty Ltd
Yarra Falls, 452 Johnston Street
Abbotsford, VIC 3067, AUSTRALIA
Telephone: +61 3 9415 5000

Auditor
HLB Mann Judd
Level 9, 575 Bourke Street
Melbourne VICTORIA 3000 AUSTRALIA

Stock Exchange Listing
Winha Commerce and Trade International Limited shares are listed on the Australian Securities Exchange, code WQW.